Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of March 31, 2023

by and among

AB CRE PDF ATHENA LLC,

as Borrower,

CITIBANK, N.A.,

as Class A Lender,

and

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC,

as Subordinated Lender

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EXHIBITS

Exhibit I	Names and Addresses for Communications
Exhibit II	Authorized Representatives of Borrower
Exhibit III	Form of Power of Attorney
Exhibit IV	Form of Covenant Compliance Certificate
Exhibit V	Prohibited Transferee

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LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of March 31, 2023 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among AB CRE PDF ATHENA LLC, a Delaware limited liability company (“Borrower”), CITIBANK, N.A., a national banking association (including any successor thereto, “Class A Lender”) and AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC, a Delaware limited liability company (“Subordinated Lender”, together with Class A Lender, as applicable, together with their respective successors and permitted assigns, “Lender”).

ARTICLE 1

APPLICABILITY

Subject to the terms of the Loan Documents, on the date hereof, Lender shall make a loan (the “Loan”) to Borrower to finance the purchase of Borrower’s right, title and interest in and to the Underlying Loan (as defined herein). Unless otherwise agreed in writing by Borrower and Class A Lender, the Loan shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits, schedules or annexes identified herein as applicable hereunder.

ARTICLE 2

DEFINITIONS

The following capitalized terms shall have the respective meanings set forth below.

“Accelerated Maturity Date” shall have the meaning specified in Article 13(b)(i).

“Account Bank” shall mean U.S. Bank National Association, or any successor appointed by Class A Lender in its reasonable discretion and, provided that no Event of Default exists, approved by Borrower in its reasonable discretion.

“Account Control Agreement” shall mean that certain Blocked Account Control Agreement, dated as of the date hereof, among Lender, Borrower and Account Bank, as the same may be amended, modified, and/or restated from time to time, and/or any replacement agreement.

“AC Laws” shall have the meaning specified in Article 9(hh).

“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining by such Person of any case or proceeding under any Insolvency Law, or suffering any such petition or proceeding to be commenced by another which is consented to by such Person, and with respect to any involuntary petition, case or proceeding, the same shall remain unstayed and in effect for a period of ninety (90) days; (b) the seeking of or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person (in each case, except if requested by Lender); (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making of a general assignment for the benefit of creditors by such Person (except in favor of Lender); (e) the admission by such Person in writing in any legal proceeding of its general inability to pay its debts or discharge its obligations as they become due or mature (including without limitation, its obligations under any Loan Documents) (provided, that if such Person is required by applicable legal requirements to admit the same in a legal proceeding (including to avoid perjury) and such Person is in fact insolvent, then such admission, in and of itself, shall not constitute an Act of Insolvency); or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agreement” shall have the meaning specified in the introductory paragraph hereof.

“Alternate Index Rate” shall mean, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by Class A Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate commercial real estate loans with similarly situated counterparties at such time and (b) the Alternate Rate Spread Adjustment; provided, that, in no event shall the Alternate Index Rate for any Interest Accrual Period be deemed to be less than zero; provided further that the Alternate Index Rate selected shall be consistent with the Alternate Index Rate selected under the Underlying Loan Documents.

“Alternate Rate” shall mean, (i) with respect to the Class A Component, with respect to each Interest Accrual Period, the per annum rate of interest of the Alternate Index Rate as of the applicable Determination Date plus the Spread and (ii) with respect to the Class B Component, zero percent (0%).

“Alternate Rate Loan” shall mean the Loan at such time as interest thereon accrues at a per annum rate of interest equal to the Alternate Rate.

“Alternate Rate Spread Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Alternate Index Rate, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Class A Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Alternate Index Rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Alternate Index Rate for U.S. dollar-denominated floating rate commercial real estate loans with similarly situated counterparties at such time.

“AML Laws” shall have the meaning specified in Article 9(hh).

“Appraisal” shall mean a FIRREA compliant appraisal of the Underlying Mortgaged Property from a third party appraiser in form and substance satisfactory to Class A Lender.

“Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute.

“Benchmark” shall mean (i) initially, the Term SOFR Reference Rate and (ii) on or after the conversion to an Alternate Index Rate pursuant to the terms hereof, the Alternate Index Rate determined in accordance with the terms and conditions hereof.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(3)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks;

provided that a Benchmark Transition Event shall only occur to the extent a Benchmark Transition Event has occurred under the Underlying Loan Documents.

“Benchmark Unavailability Period” shall mean, unless and until an Alternate Index Rate is implemented with respect to the then-current Benchmark pursuant to Article 3(f)(i) (rather than pursuant to Article 3(d)(iii)(B)), each Interest Accrual Period (if any) for which Class A Lender determines that (a) adequate and reasonable means do not exist for ascertaining Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to use the then-current Benchmark to determine the applicable Interest Rate for any Interest Accrual Period.

“Benefit Plan Investor” shall mean (i) An “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA; (ii) a “plan” (including an individual retirement account or a “Keogh” plan) within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code; or (iii) any entity whose underlying assets include “plan assets” under the Plan Asset Regulations by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Borrower” shall have the meaning specified in the introductory paragraph hereof.

“Borrower Party” shall mean, collectively or individually, as the context may require, Borrower and Guarantor.

“Borrower Threshold” shall mean $500,000.

“Business Day” shall mean a day other than (a) a Saturday or Sunday, or (b) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Change of Control” shall mean that (i) the consummation of a merger or consolidation of Guarantor with or into another entity or any other reorganization or transfer of Capital Stock in Guarantor, if 50% or more of the combined voting power of the continuing or surviving entity’s Capital Stock outstanding immediately after such merger, consolidation or such other reorganization or transfer is not owned directly or indirectly by Persons who were stockholders or holders of such Capital Stock in Guarantor immediately prior to such merger, consolidation or other reorganization or transfer, and/or (ii) the Guarantor shall cease to directly or indirectly own and Control, of record and beneficially, 100% of the direct or indirect interests of Borrower.

“Class A Component” shall mean, as of the date hereof, that portion of the Loan in the principal amount of $125,628,000.00.

“Class A Lender” shall have the meaning specified in the introductory paragraph hereof.

“Class A Loan” shall mean that portion of the Loan made with respect to the Class A Component.

“Class B Component” shall mean, as of the date hereof, that portion of the Loan in the principal amount of $8,265,000.00.

“Class B Loan” shall mean that portion of the Loan made with respect to the Class B Component.

“Collateral” shall have the meaning specified in Article 6(a).

“Collection Account” shall have the meaning specified in Article 5(c).

“Confidential Information” shall have the meaning specified in Article 28(j).

“Conforming Changes” shall mean, with respect to the use, administration, adoption or implementation of any Alternate Index Rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Determination Date”, “Interest Accrual Period,” and “U.S. Government Securities Business Day,” preceding and succeeding business day conventions and other administrative or operational matters, timing and frequency of determining rates and other administrative matters, but expressly excluding changes to the frequency of making payments of interest) that Class A Lender determines are necessary to reflect the adoption and implementation of such Alternate Index Rate in a manner consistent with market practice for U.S. dollar-denominated floating rate commercial real estate loans with similarly situated counterparties at such time (or, if Class A Lender decides that adoption of any portion of such market practice is not administratively feasible or if Class A Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Class A Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided, in each case, in no event shall Conforming Changes (a) result in an increase to (x) the number of days between the Monthly Payment Date and the end of the applicable Interest Accrual Period or (y) the Interest Rate in effect immediately prior to the adoption of such Conforming Changes other than a change due to the Alternate Rate Spread Adjustment or (b) amend the Monthly Payment Date.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantees) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), (b) obligations, including Guarantees, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), (ii) guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or any other Person and (iii) reasonable and customary “bad boy” acts agreed to by such person (as a guarantor thereunder) in connection with a mortgage loan or mezzanine loan transaction, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing which is obligatory and non-discretionary on the part of such Person. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” shall mean the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified of 17 CFR Parts 228, 229 and 249).

“Control” means, with respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings. A Person shall not be deemed to have Control over another Person solely as a result of having customary limited investor major decision rights over such other Person.

“Covenant Compliance Certificate” shall mean an officer’s certificate from Borrower substantially in the form of Exhibit IV attached hereto.

“Covered Taxes” shall mean (a) any Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under the Loan Documents excluding Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the date hereof, by and among Custodian, Borrower and Lender, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Custodial Delivery” shall mean compliance by Borrower with the delivery obligations set forth in Section 2.01 of the Custodial Agreement.

“Custodian” shall mean Computershare Trust Company, N.A., or any successor custodian selected by Borrower and approved by Class A Lender in its reasonable discretion.

“Cut-Off Date” shall have the meaning specified in Article 32(d).

“Deemed Approval Requirements” shall mean, with respect to a request by Borrower for Class A Lender’s approval or consent, that:

(i) if the first correspondence from Borrower to Class A Lender requesting such approval or consent contains a bold-faced, conspicuous legend at the top of the first page thereof stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 2023 ATHENA STUDENT HOUSING PORTFOLIO LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by such information and documents as is reasonably required for Class A Lender to adequately evaluate such request and as reasonably requested by Class A Lender in writing prior to the expiration of such ten (10) Business Day period, and

(ii) if Class A Lender fails to grant or withhold its approval to such request within such ten (10) Business Day period, a second notice requesting approval is delivered to Class A Lender from Borrower containing a boldfaced, conspicuous legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 2022 ATHENA STUDENT HOUSING PORTFOLIO LOAN. FAILURE TO RESPOND TO THIS REQUEST IN WRITING WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED”, and is accompanied by such information and documents as is reasonably required for Class A Lender to adequately evaluate such request and as reasonably requested by Class A Lender in writing prior to the expiration of such five (5) Business Day period, and if Class A Lender fails to grant or withhold its approval to such request (or denies such request without stating the grounds for such denial in reasonable detail) prior to the expiration of such five (5) Business Day period.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean 5% per annum in excess of the interest rate otherwise applicable to the Loan; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Determination Date” shall mean, with respect to any Interest Accrual Period, (x) if the Loan is a SOFR Loan, the Periodic Term SOFR Determination Date for such Interest Accrual Period, (y) if the Loan is a Prime Rate Loan, the date that is two (2) Business Days prior to the commencement date of such Interest Accrual Period and (z) if the Loan is an Alternate Rate Loan, the date and time determined by Class A Lender in accordance with the definition of “Conforming Changes.”

“Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division” shall mean (a) the division of a Dividing LLC into two or more domestic limited liability companies (whether or not the original Dividing LLC survives such division) or (b) the creation, or reorganization into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” shall mean freely transferable lawful money of the United States of America.

“Eligible Horizontal Residual Interest” shall mean an “eligible horizontal residual interest” as defined in the Rule.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Borrower is a member.

“Event of Default” shall have the meaning specified in Article 13(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient (a) income taxes, branch profits taxes, franchise taxes or any other Taxes imposed on net income (however denominated) or any similar Taxes imposed by the jurisdiction in which a Recipient is organized, maintains either its principal office or a lending office, or any political subdivision of any thereof or that are Other Connection Taxes, (b) in the case of a Lender, any and all withholding Taxes imposed by the laws of the United States of America that are in effect (x) as of the date such Lender acquires an interest in a Loan (other than pursuant to an assignment request by the Borrower), (y) as of the date when the Recipient becomes a buyer pursuant to Article 18(b) or (z) such Recipient changes its lending office, (c) any Taxes attributable to such Recipient’s or any assignee’s of the Recipient failure to comply with Article 5(i)(v) or Article 18(f), (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) any Tax imposed on a transferee, assignee or participant at the time it acquired its interest in the Loan, except to the extent the relevant transferor, assignor or Lender was entitled to receive additional amounts hereunder.

“FATCA” means Internal Revenue Code sections 1471 through 1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such sections of the Internal Revenue Code.

“FDIA” shall have the meaning specified in Article 21(a).

“FDICIA” shall have the meaning specified in Article 21(b).

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Filings” shall have the meaning specified in Article 6(c).

“Foreclosure Event” shall have the meaning specified in Article 33(a).

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” shall mean, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean AB Commercial Real Estate Private Debt Fund, LLC, a Delaware limited liability company.

“Guaranty” shall mean the Guaranty, dated as of the date hereof, from Guarantor in favor of Class A Lender, as same may be amended, modified and/or restated from time to time.

“Income” shall mean, all monies collected by Borrower from or in respect of the Underlying Loan, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, plus all proceeds from sale or other disposition of the Underlying Loan, but excluding all related escrow and reserve payments and all expense reimbursement payments, which shall be applied pursuant to the Underlying Loan Agreement. For the avoidance of doubt, Income shall not include origination fees and expense deposits paid in connection with the origination and closing of the Underlying Whole Loan.

“Indebtedness” shall mean, with respect to any Person on any date, all of the following on such date, whether or not included as indebtedness or liabilities in accordance with GAAP determined without duplication:

(i)    obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise);

(ii)    obligations, whether or not for money borrowed (A) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (B) evidenced by bonds, debentures, notes or similar instruments, (C) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (D) in connection with the issuance of preferred equity or trust preferred securities;

(iii)    Capitalized Lease Obligations;

(iv)    reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment);

(v)    Off-Balance Sheet Obligations;

(vi)    obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(vii)    as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations, purchase obligations, repurchase obligations, sale/buy-back agreements, takeout commitments or forward equity commitments, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of equity interests (other than mandatory redeemable stock));

(viii)    all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (other than pursuant to any guarantee of customary non-recourse exceptions, but only to the extent they are contingent);

(ix)    all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Liens permitted hereunder) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided that, if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien;

(x)    all Contingent Liabilities;

(xi)    all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services;

(xii)    indebtedness of general partnerships for which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise); and

(xiii)    obligations to fund capital commitments under any articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents, subscription agreement or otherwise.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Amounts” and “Indemnified Parties” shall each have the meaning specified in Article 25(a).

“Independent Member” shall mean a natural Person who:

(a)    is not at the time of initial appointment and has never been, and will not while serving as Independent Member be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Member of Borrower or any Affiliate thereof), attorney or counsel of any Borrower Party or any Affiliate or equity owner of any Borrower Party; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Member of such party) from its activities with any Borrower Party, or any Affiliate or equity owner of any Borrower Party; (iii) a Person Controlled, Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Borrower Party or any Affiliate or equity owner of any Borrower Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Borrower Party or any Affiliate or equity owner of any Borrower Party; and

(b)    has (i) prior experience as an independent director or independent member for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent members thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Corporate Research, Ltd., National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors, another nationally recognized company reasonably acceptable to Class A Lender, that is not an Affiliate of Borrower and that provides, inter alia, professional independent directors or independent members in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Member”) and is an employee of such a company or companies at all times during his or her service as an Independent Member.

A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent member of a “special purpose entity” that is an Affiliate of any Borrower Party (provided that such Affiliate does not or did not own a direct or indirect equity interest in Borrower) shall not be disqualified from serving as an Independent Member, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent member of Affiliates of Borrower or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Member if such individual is a Professional Independent Member and such individual complies with the requirements of the previous sentence.

“Insolvency Laws” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, dissolution, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning any Borrower Party, any action for the dissolution of any Borrower Party, any proceeding (judicial or otherwise) concerning the application of the assets of any Borrower Party, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of any Borrower Party or any other action concerning the adjustment of the debts of any Borrower Party, the cessation of business by any Borrower Party.

“Interest Accrual Period” means each period from and including the 15th day of a calendar month through and including the 14th day of the immediately succeeding calendar month or if the “Interest Accrual Period” set forth in the Underlying Whole Loan Documents is modified, such period set forth in the Underlying Whole Loan Documents. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the date hereof.

“Interest Rate” shall mean the rate at which the outstanding principal amount of the Loan bears interest from time to time in accordance with Article 3(d)(ii) hereof.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the regulations promulgated and rulings issued thereunder.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean, whenever in this Agreement or any of the Loan Documents, or in any document or certificate executed on behalf of any Person pursuant to the Loan Documents, reference is made to the knowledge of any such Person (whether by use of the words “knowledge” or “know”), unless otherwise expressly specified, same shall mean (a) the actual knowledge of the individuals of such Person or its Affiliates who have responsibility for any day-to-day decision making, or the legal, operational or financial affairs of such Person; or (b) with respect to any representations, warranties, certifications or statements with respect to the Underlying Loan, the actual knowledge of those individuals who have responsibility for the acquisition, underwriting, asset management or sale of the Underlying Loan.

“Lender” shall have the meaning specified in the introductory paragraph hereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Loan” shall have the meaning specified in Article 1.

“Loan Amount” shall mean $133,893,000.00.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Guaranty, the Custodial Agreement, the Account Control Agreement, and assignment documentation executed pursuant to this Agreement in connection with the Loan, all other documents executed in connection with this Agreement or the Loan and all exhibits, annexes, schedules and other attachments to any of the foregoing, in each case, as such document may be amended, modified and/or restated from time to time.

“Mandatory Prepayment Event” shall mean the occurrence of: (a) intentionally omitted, (b) the complete Underlying Loan File has not been delivered to the Custodian in accordance with the terms of the Custodial Agreement, unless such occurrence is the result of Lender or its Affiliates or agents failing to deliver the Underlying Loan File to the Custodian, (c) Borrower causes any portion of the Underlying Loan File to be released from the possession of the Custodian under the Custodial Agreement for a period in excess of the time period permitted under the Custodial Agreement, (d) one hundred fifty (150) days following the earlier to occur of (i) an Underlying Loan Event of Default as a result of a maturity date default with respect to the Underlying Whole Loan (without regard to any acceleration thereof) or (ii) the first Foreclosure Event with respect to any Underlying Mortgaged Property (such 150 day period, the “Post-Default Extension Period”); provided, however, during the Post-Default Extension Period, a Mandatory Prepayment Event shall immediately occur if Lender does not continue to receive accrued and unpaid interest within the time periods set forth hereunder, or (e) immediately upon the failure of Borrower to satisfy any of the conditions set forth in Article 33 hereof within the time periods set forth therein; provided however that in the case of clauses (d) or (e), a Maturity Prepayment Event shall no longer be deemed to have occurred if the related Underlying Loan Event Default has been cured or otherwise remediated such that it is no longer continuing, notwithstanding the occurrence of such Underlying Loan Event of Default or the exercise of remedies thereunder.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property (other than the Collateral), business, condition (financial or otherwise), assets, or results of operations (or prospects) of the Borrower , (b) the ability of any Borrower Party to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents or (d) the rights and remedies of Lender under any of the Loan Documents.

“Maturity Date” shall mean the day that is the earlier of (i) subject to the terms and conditions of Article 33 hereof, within one hundred fifty (150) days after the “Maturity Date” (as defined in the Underlying Whole Loan Documents and as same may be extended pursuant to any extension option of the Underlying Mortgagor in accordance with the Underlying Whole Loan Documents, or as otherwise approved by Class A Lender), but without regard to any acceleration thereof; (ii) any Accelerated Maturity Date; (iii) any Prepayment Date; and (iv) any Mandatory Prepayment Event.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Payment Date” shall mean the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to in writing by Borrower and Class A Lender.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been, or were required to have been, made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Recourse Indebtedness” shall mean Indebtedness of a Person for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Act of Insolvency, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or to a special purpose vehicle subsidiary of such Person whose only assets are such specific assets (solely to the extent that such special purpose vehicle is not subject to a substantive consolidation with such Person).

“Non-U.S. Person” shall have the meaning specified in Article 5(i)(v).

“Note” shall mean (i) that certain Promissory Note (Note A), dated as of the date hereof, in the principal amount of $125,628,000.00, made by Borrower in favor of the Class A Lender, as the same may be amended, modified and/or restated from time to time, and/or any replacement note and (ii) that certain Promissory Note (Note B), dated as of the date hereof, in the principal amount of $8,265,000.00, made by Borrower in favor of the Subordinated Lender, as the same may be amended, modified and/or restated from time to time, and/or any replacement note.

“Obligations” shall mean the unpaid principal amount of, and interest on, the Loan, and all other obligations and liabilities of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Agreement, the Note, and any other Loan Document (but excluding the Underlying Whole Loan Documents) made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable and documented out-of-pocket fees and disbursements of counsel to Class A Lender that are required to be paid by Borrower pursuant to the terms hereof or thereof) or otherwise. For purposes hereof, “interest” shall include, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“OFAC” shall have the meaning specified in Article 9(hh).

“Off-Balance Sheet Obligations” shall mean, with respect to any Person on any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Insolvency Laws, would be characterized as Indebtedness, (b) monetary obligations under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as Indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Connection Taxes” shall mean Taxes imposed on any Recipient as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall have the meaning specified in Article 5(i)(ii).

“Participant Register” shall have the meaning specified in Article 18(e).

“Patriot Act” shall have the meaning specified in Article 9(hh).

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.”

“Permitted Encumbrances” shall mean (a) such liens, easements, rights and encumbrances as are permitted by the Underlying Whole Loan Documents and (b) Liens granted pursuant to the Loan Documents.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.

“Plan Asset Regulation” shall mean U.S. Department of Labor regulations 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA.

“Prepayment Date” shall have the meaning specified in Article 3(c).

“Prime Index Rate” shall mean, with respect to each Interest Accrual Period, the annual rate of interest published in The Wall Street Journal from time to time as the “Prime rate” for the U.S. on the related Determination Date. If The Wall Street Journal ceases to publish the “Prime rate,” the Lender shall select an equivalent publication that publishes such “Prime rate,” and if such “Prime rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Index Rate be less than zero percent.

“Prime Rate” shall mean, (i) with respect to the Class A Component, with respect to each Interest Accrual Period, the per annum rate of interest equal to the Prime Index Rate plus the Prime Rate Spread; provided, however, that the Prime Rate shall not be less than the Spread and (ii) with respect to the Class B Component, zero percent (0%).

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) the Term SOFR Reference Rate (or the Unadjusted Alternate Index Rate, as applicable) plus the Spread on the date Term SOFR Reference Rate (or the Unadjusted Alternate Index Rate, as applicable) was last applicable to the Loan and (b) the Prime Index Rate on the date that Term SOFR Reference Rate (or the Unadjusted Alternate Index Rate, as applicable) was last applicable to the Loan.

“Principal Payment” shall mean, with respect to the Underlying Whole Loan, any payment or prepayment of principal received as, or applied to, a payment or prepayment of principal in respect thereof.

“Prohibited Transferee” shall mean any of the Persons listed on Exhibit V.

“Recipient” means (a) any Lender or (b) any Person treated as (1) a Lender pursuant to an assignment, participation or transfer under Article 18 or (2) the owner of such participation pursuant to Article 18(e).

“Register” shall have the meaning specified in Article 18(d).

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“REO Owner” shall have the meaning specified in Article 33(a).

“REO Pledge Documents” shall have the meaning specified in Article 33(a).

“REO Property” shall have the meaning specified in Article 33(a).

“Representatives” shall have the meaning specified in Article 28(j).

“Requirement of Law” shall mean, as of any date, any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Rule” shall mean the final rule that was promulgated to implement Regulation RR (17 C.F.R. Part 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Department of Treasury, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“S&P” shall mean Standard and Poor’s Ratings Services and any successor or successors thereto.

“Sanctioned Jurisdiction” shall have the meaning specified in Article 9(hh).

“Sanctioned Person” shall have the meaning specified in Article 9(hh).

“Sanctions” shall have the meaning specified in Article 9(hh).

“Sanctions Authority” shall have the meaning specified in Article 9(hh).

“SEC” shall have the meaning specified in Article 22(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean, to the extent that the Rule is applicable to the Loan, the transaction pursuant to which the Subordinated Lender or an Affiliate of the Subordinated Lender acquired the Underlying Loan and sold, assigned, transferred, set-over and otherwise conveyed, or caused the Underlying Loan to be sold, assigned, transferred, set-over or otherwise conveyed, to the Borrower the Underlying Loan in connection with the Loan.

“Servicing Records” shall have the meaning specified in Article 27(c).

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice the Underlying Whole Loan or to possess related Servicing Records.

“Settlement Agent” shall mean a nationally recognized title company, escrow company or law firm, as applicable, in accordance with local law and practice, which is approved by Class A Lender in its sole and absolute discretion.

“Significant Modification” shall mean any approval, disapproval or consent by Borrower in connection with a “Unanimous Decision” (as defined in the Underlying Loan Agreement).

“SIPA” shall have the meaning specified in Article 22(a).

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the SOFR Rate.

“SOFR Rate” shall mean, (i) with respect to the Class A Component, the sum of (a) Term SOFR applicable to such Interest Accrual Period and (b) the Spread and (ii) with respect to the Class B Component, zero percent (0%).

“Spread” shall mean 120 basis points (1.20%).

“Subordinated Lender” shall have the meaning specified in the introductory paragraph hereof.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, with respect to each Interest Accrual Period, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than zero.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Class A Lender in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html or any successor source.

“Transfer” shall mean, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s assets, or any direct or indirect interest therein to a third party (other than in connection with the transfer of the Underlying Loan to Lender in accordance herewith), including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer.

“UCC” shall have the meaning specified in Article 6(c).

“UCC Filing Jurisdiction” shall mean, with respect to Borrower, the State of Delaware.

“UCC Financing Statement” shall have the meaning specified in Article 3(b)(i)(I).

“Unadjusted Alternate Index Rate” means the Alternate Index Rate excluding the Alternate Rate Spread Adjustment.

“Underlying Loan” shall mean Borrower’s pari passu interest in the Underlying Whole Loan, evidenced by the Underlying Mortgage Note, which pari passu interest was sold by Class A Lender to Borrower in connection with this Agreement, including to the extent related to such interest, all of Borrower’s right, title and interest in and to, (i) the Underlying Loan Documents, (ii) any Servicing Rights, (iii) intentionally omitted, (iv) the Servicing Records, (v) any mortgage guaranties, mortgage insurance, insurance policies, insurance certificates, insurance claims, insurance proceeds, collection and escrow accounts, letters of credit, forward trades and take out commitments, (vi) the principal balance of the Underlying Loan, (vii) Income, (viii) any indemnities, warranties or other credit support or enhancement, (ix) any related pledged collateral and (x) all supporting obligations of any kind.

“Underlying Loan Agreement” shall mean the “Loan Agreement” (as defined in the Underlying Mortgage Note).

“Underlying Loan Documents” shall mean the Underlying Mortgage Note, together with Borrower’s pari passu interest in the other Underlying Whole Loan Documents.

“Underlying Loan Event of Default” shall mean an “Event of Default” (or any similar term) as defined in the Underlying Whole Loan Documents for the Underlying Whole Loan.

“Underlying Loan File” shall mean the documents specified as the “Underlying Loan File” with respect to the Underlying Loan in the Custodial Agreement, together with any additional documents and information required to be delivered to Class A Lender or its designee (including the Custodian) pursuant to this Agreement and/or the Custodial Agreement.

“Underlying Loan Items” shall mean all of Borrower’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(a)    the Underlying Loan;

(b)    all proceeds relating to the sale, securitization, liquidation, or other disposition of the Underlying Loan;

(c)    all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(d)    all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

“Underlying Mortgage” shall mean, individually or collectively, as the context may require, the mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in (subject to Permitted Encumbrances) an estate in fee simple in real property and the improvements thereon or a ground lease, securing, among other things, the Underlying Mortgage Note.

“Underlying Mortgaged Property” shall mean, individually or collectively, as the context may require, the mortgaged property securing the Underlying Loan.

“Underlying Mortgage Note” shall mean, individually or collectively, as the context may require, a note or other evidence of indebtedness of Underlying Mortgagor evidencing the Underlying Loan and secured by the Underlying Mortgage.

“Underlying Mortgagor” shall mean, individually or collectively, as the context may require, the obligor on the Underlying Mortgage Note and the grantor of the related Underlying Mortgage.

“Underlying Whole Loan” shall mean the underlying first priority commercial mortgage loan secured by the Underlying Mortgage.

“Underlying Whole Loan Documents” shall mean the documents that evidence, secure, perfect and/or guaranty the Underlying Whole Loan.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Article 5(i)(v)(B)(3).

“Volcker Rule” shall have the meaning specified in Article 9(x).

The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “include” or “including” shall mean without limitation by reason of enumeration. All references to costs and expenses shall be reasonable and documented out of pocket expenses actually incurred. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”. In addition, whenever Class A Lender has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Class A Lender (or any similar language or terms), the decision of Class A Lender with respect thereto shall be subject in all cases to the implied covenant of good faith and fair dealing.

ARTICLE 3

LOAN; TERMINATION; FEES

(a)    Loan. On the date hereof, Lender shall make the Loan to Borrower. Upon the satisfaction of all conditions set forth in Article 3(b) for the Loan, the Underlying Loan shall be transferred to the Custodian as specified in Article 7. This Agreement shall be conclusive evidence of the terms of the Loan. Amounts borrowed pursuant to the Loan may not be re-borrowed by Borrower. The Loan shall be evidenced by the Note. Lender shall have the right to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, as determined by Class A Lender.

(b)    Conditions Precedent to the Loan. Lender’s agreement to enter into the Loan is subject to the satisfaction, immediately prior to or concurrently with the making of the Loan, of the following conditions precedent:

(i)    Delivery of Documents. The following documents, shall have been delivered to Class A Lender:

(A)    this Agreement, duly completed and executed by each of the parties hereto;

(B)    the Note, duly completed and executed by Borrower;

(C)    the Custodial Agreement, duly completed and executed by each of the parties thereto;

(D)    the Account Control Agreement, duly completed and executed by each of the parties thereto;

(E)    the Guaranty, duly completed and executed by each of the parties thereto;

(F)    intentionally omitted;

(G)    any and all consents and waivers applicable to Borrower;

(H)    a power of attorney from Borrower substantially in the form of Exhibit III hereto, duly completed and executed;

(I)    a UCC financing statement for filing in the UCC Filing Jurisdiction of Borrower, naming Borrower as “Debtor” and Lender as “Secured Party” and describing as “Collateral” “all assets of the debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” (the “UCC Financing Statement”);

(J)    opinions of outside counsel to the Borrower Parties reasonably acceptable to Class A Lender (including, but not limited to, those relating to enforceability, corporate matters, applicability of the Investment Company Act of 1940 and security interests); provided, however, Class A Lender hereby waives the non-consolidation opinion and so-called “special Delaware opinions” unless and until such opinions become necessary after closing of the Loan in Lender’s sole determination, at which time such opinions shall be promptly provided at Class A Lender’s cost and expense.

(K)    for each of the Borrower Parties, good standing certificates, certified copies of organizational documents and certified copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower Parties from time to time in connection herewith; and

(L)    all such other and further documents and documentation as Class A Lender in its discretion shall reasonably require.

(ii)    Intentionally Omitted.

(iii)    Intentionally Omitted.

(iv)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing under any Loan Document.

(v)    Intentionally Omitted.

(vi)    Representations and Warranties. The representations and warranties made by Borrower in Article 9 shall be true, correct and complete in all material respects on and as of the date hereof for the pending Loan in all respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(vii)    No Change in Law. Lender shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Lender to enter into the Loan.

(viii)    Security Interest. Borrower shall have taken such other action as is reasonably necessary in order to perfect all security interests granted under this Agreement or any other Loan Document in favor of Lender as secured party under the UCC with respect to the Underlying Loan.

(ix)    Other Documents. Lender shall have received all such other and further documents, documentation and legal opinions as Class A Lender in its reasonable discretion shall require including, but not limited to, endorsements in blank of the original Underlying Mortgage Note and as may be required to perfect the security interests granted by Borrower in favor of Lender under this Agreement or any other Loan Document.

(c)    Prepayment of the Loan. Borrower shall be entitled to prepay the Loan in whole or in part on demand on any Business Day prior to the Maturity Date (a “Prepayment Date”); provided, however, that:

(i)    no later than five (5) Business Days prior to such Prepayment Date, Borrower notifies Class A Lender in writing of its intent to repay the Loan, setting forth the Prepayment Date, which may be revoked by written notice of revocation delivered to Class A Lender provided that Borrower pays any costs or expenses incurred by Class A Lender in connection therewith;

(ii)    no Event of Default shall have occurred and be continuing (or would occur following such repayment) as of the date notice is delivered pursuant to Article 3(c)(i) above or as of the applicable Prepayment Date, (x) unless such Event of Default is cured by such repayment, (y) Class A Lender accepts any partial repayment in its sole discretion, or (z) the Loan is repaid in full;

(iii)    on such Prepayment Date, Borrower pays to Lender an amount equal to the Obligations for the Loan and any other amounts then due and payable under this Agreement, including, without limitation, any amount payable pursuant to Article 3(e)(ii); and

(iv)    such prepayment made pursuant to this clause (c) shall be applied first to the Class A Component, until reduced to zero, then to the Class B Component.

(d)    Repayment of Loan; Interest.

(i)    Borrower hereby promises to repay in full on the Maturity Date the then aggregate outstanding principal amount of the Loan.

(ii)    Interest Rate.

(A)    Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, subject to subsection (C) below, interest on the Note outstanding from time to time shall, subject to Article 3(d)(iii), accrue at the SOFR Rate from (and including) the date hereof until (and including) the Maturity Date. Borrower shall pay to Lender on each Monthly Payment Date the interest accrued on the outstanding principal balance of the Loan for the related Interest Accrual Period.

(B)    Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Interest Accrual Period for which such calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

(C)    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until (i) in the event of an Event of Default that is non monetary in nature, the cure of such Event of Default by Borrower or (ii) in the event of an Event of Default that is monetary in nature, the actual receipt and collection of the Obligations (or that portion thereof that is then due). This subsection (C) shall not be construed as an agreement or privilege to extend the date of the payment of the Obligations, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Note and this Agreement to accelerate and to continue to demand payment of the Obligations during the continuance of any Event of Default.

(D)    Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

(iii)    Determination of Interest Rate.

(A)    Interest Rate. The Interest Rate with respect to the Note shall be: (A) the SOFR Rate with respect to the applicable Interest Accrual Period if the Loan is a SOFR Loan, (B) the Alternate Rate with respect to the applicable Interest Accrual Period if the Loan is an Alternate Rate Loan (following a Benchmark Transition Event) or (C) the Prime Rate with respect to the applicable Interest Accrual Period if the Loan is a Prime Rate Loan (in the case of a Benchmark Unavailability Period), in each case determined by Class A Lender as of the Determination Date.

(B)    Benchmark Unavailability Period. During a Benchmark Unavailability Period, following Borrower’s receipt of notice of the commencement of such Benchmark Unavailability Period, the component of the Interest Rate based on Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) shall be replaced, as of the first day of the next succeeding Interest Accrual Period and for the remainder of such Benchmark Unavailability Period, with the Prime Index Rate and the Loan shall be converted to a Prime Rate Loan bearing interest based on the Prime Rate in effect on each applicable Determination Date.

(C)    Subject to the terms and conditions hereof, the Loan shall be either a SOFR Loan, a Prime Rate Loan or an Alternate Rate Loan, as applicable, and Borrower shall pay interest on the outstanding principal amount of the Loan at the SOFR Rate, the Prime Rate or at the Alternate Rate, as applicable, for the applicable Interest Accrual Period. Each determination by Class A Lender of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(e)    Costs and Expenses. Within twelve (12) Business Days of written demand by Class A Lender, Borrower shall indemnify Class A Lender for any reasonable out-of-pocket cost or expense (including, without limitation, reasonable and documented attorneys’ fees and disbursements of outside counsel) actually incurred by Class A Lender as a consequence of (i) a failure by Borrower to prepay the Loan on the Prepayment Date after Borrower has given a revocable notice in accordance with Article 3(c) of a Prepayment Date, (ii) any Breakage Costs, and/or (iii) any conversion of the SOFR Loan to an Alternate Rate Loan or a Prime Rate Loan in accordance with Article 3(f) or Article 3(h) on any day other than a Determination Date.

(f)    Effect of a Benchmark Transition Event.

(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Periodic Term SOFR Determination Day (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Date) for any Interest Accrual Period, the Alternate Index Rate will replace the then current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent Periodic Term SOFR

Determination Days (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Dates) (without any amendment to, or further action or consent of any other party to, this Agreement).

(ii)    In connection with the use, administration, adoption, or implementation of an Alternate Index Rate, Class A Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Borrower or any other party to this Agreement or any other Loan Document.

(iii)    Class A Lender will promptly notify Borrower of (A) any Benchmark Replacement Date, (B) the implementation of any Alternate Index Rate, (C) the effectiveness of any Conforming Changes, and/or (D) any Benchmark Unavailability Period. Any determination, decision or election that is made by Class A Lender pursuant to and in accordance with this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of a Benchmark Replacement Date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error.

(iv)    Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert (A) a SOFR Loan to a Prime Rate Loan or an Alternate Rate Loan, (B) a Prime Rate Loan to a SOFR Loan or an Alternate Rate Loan or (C) an Alternate Rate Loan to a SOFR Loan or a Prime Rate Loan; provided that, upon the conclusion of any Benchmark Unavailability Period, Lender shall convert the Loan to a SOFR Loan or an Alternate Rate Loan, as applicable, so long as such conversion is consistent with the related conversion under the Underlying Whole Loan.

(g)    Intentionally Omitted.

(h)    Requirements of Law. (1) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date of this Agreement shall make it unlawful for Lender (A) to maintain or continue the Loan, then the Maturity Date shall occur for the Loan on the next Monthly Payment Date or on such earlier date as may be required by law, or (B) to accrue interest based on SOFR, then the Loan shall be converted automatically to an Alternate Rate Loan, in connection with a Benchmark Transition Event, or a Prime Rate Loan, in the case of a Benchmark Unavailability Period, as applicable, on the next Determination Date or within such earlier period as required by law. If any termination or conversion of the Loan shall occur in accordance with subclause (B) of the preceding sentence, Borrower shall pay to Lender such amounts, if any, as may be required pursuant to Article 3(e)(ii) or (iii), respectively.

(2)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Lender made subsequent to the date hereof:

(A)    shall subject any Recipient to any Taxes (other than (i) Covered Taxes, (ii) Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes”, and (iii) Connection Income Taxes) with respect to the Loan Documents or the Loan, or change the basis of taxation of payments to Lender in respect thereof;

(B)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Lender that is not otherwise included in the determination of Term SOFR (or the Prime Rate or the Alternate Index Rate, as applicable) hereunder; or

(C)    shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender of making the Loan, then Borrower shall promptly pay Lender, within twelve (12) Business Days of written demand therefor, any additional amounts necessary to compensate Lender for such increased cost or reduced amount receivable. This covenant shall survive the termination of this Agreement and the repayment by Borrower of the Loan.

(3)    If Class A Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy), then Borrower shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(4)    If Lender becomes entitled to claim any amount pursuant to clauses (2) or (3) above, Lender shall, within ten (10) Business Days after becoming aware that it is so entitled, notify Borrower in writing specifying the event by reason of which it has become so entitled and setting forth the calculation of any such amount, which calculation shall be conclusive evidence of any such amount absent manifest error.

(5)    If Lender’s or Borrower’s failure or delay to demand compensation pursuant to the foregoing provisions of this Article 3(h) shall not constitute a waiver of Lender’s or Borrower’s, as applicable, right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Article 3(h) for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that Lender, notifies Borrower of the change in any Requirement of Law or in the interpretation or application thereof giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor.

ARTICLE 4

INTENTIONALLY OMITTED

ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT

(a)    All transfers of funds to be made by Borrower hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

(b)    All payments required to be made directly to Lender shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Class A Lender to Borrower in writing), not later than 2:00 p.m. (New York City time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).

Bank Name:	[ ]
ABA Number:	[ ]
Account Number:	[ ]
Account Name:	[ ]
Reference:	[ ]

(c)    Concurrently with the execution and delivery of this Agreement, Borrower shall establish a segregated interest bearing deposit account (the “Collection Account”) in the name of Borrower for the benefit of Lender at Account Bank. The Collection Account shall be subject to the Account Control Agreement in favor of Lender.

(d)    Borrower shall cause administrative agent (or any appointed third-party servicer) under the Underlying Loan Agreement to promptly remit, within the time period set forth in the Underlying Loan Agreement, all Income directly into the Collection Account. If any Borrower Party or any Affiliate of thereof shall receive any Income other than by remittance from the Collection Account in accordance with the following sentence, such party shall (and Borrower shall cause such party to) promptly (and in any case within two (2) Business Days after receipt thereof) remit such amounts directly into the Collection Account. Amounts in the Collection Account shall be remitted by Account Bank in accordance with the provisions of Articles 5(e) and 5(f).

(e)    So long as no Event of Default shall have occurred and be continuing, Account Bank shall remit all amounts in the Collection Account to, or at the direction of, Borrower. So long as no Event of Default shall have occurred and be continuing, Borrower shall, on each Monthly Payment Date (or, with respect to Principal Payments received for the Underlying Loan by Borrower, within two (2) Business Days of payment to Borrower pursuant to the Underlying Loan Documents), apply or direct Account Bank to apply such amounts in the Collection Account in the following order and priority:

(i)    first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement;

(ii)    second, to Class A Lender, an amount equal to all accrued and unpaid interest for the Class A Component then due and payable;

(iii)    third, to the extent any Principal Payment is received for the Underlying Loan, to Class A Lender, to be applied in reduction of the principal amount of the Class A Loan by an amount equal to the product of (x) the amount of such Principal Payment multiplied by (y) 76% until repaid in full;

(iv)    fourth, to Class A Lender, an amount equal to any other amounts then due and payable to Class A Lender under any Loan Document;

(v)    fifth, to the extent any Principal Payment is received for the Underlying Loan, to Subordinated Lender, to be applied in reduction of the principal amount of the Class B Loan by an amount equal to the product of (x) the amount of such Principal Payment multiplied by (y) 5% until repaid in full; and

(vi)    sixth, the surplus, if any, to Borrower.

(f)    Upon receipt of notice from Class A Lender that an Event of Default shall have occurred and be continuing, and so long as Class A Lender has not withdrawn such notice, Account Bank shall cease remitting funds to, or at the direction of, Borrower pursuant to Article 5(e) and shall instead remit, on each Business Day beginning on the Business Day after receipt of such notice from Class A Lender, all amounts on deposit in the Collection Account as of the prior Business Day to Class A Lender for application to the Obligations in such order of priority as Class A Lender shall determine in its sole and absolute discretion. After the Obligations have been satisfied in full, the surplus, if any, shall be remitted (i) first, to Subordinated Lender in reduction of the principal amount of the Class B Loan and (ii) second, to Borrower.

(g)    Intentionally Omitted.

(h)    If the amounts applied by Class A Lender as provided in Articles 5(e) or (f) above are insufficient to pay all amounts due and payable from Borrower to Lender under this Agreement or any Loan Document on a Monthly Payment Date, the Maturity Date, upon the occurrence and during the continuance of an Event of Default or otherwise, Borrower shall nevertheless remain liable for and shall pay to Lender when due all such amounts.

(i)    Withholding Taxes.

(i)    All payments made by Borrower under the Loan Documents shall be made free and clear of and without deduction or withholding for or on account of any Taxes unless the withholding or deduction is required by applicable law. If Borrower is required by applicable law (as determined in the good faith discretion of the Borrower) to deduct or withhold any Taxes from any such payment, Borrower shall: (i) make such deduction or withholding; (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (iii) deliver to Citibank, N.A., as soon as practicable, original tax receipts (or a certified copy) or other evidence satisfactory to Citibank, N.A. of the payment when due of the full amount of such

Taxes; and (iv) if such deduction or withholding is in respect of Covered Taxes, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 5(i)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)    Without duplication of other amounts payable by the Borrower under this Article 5, Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future recordation, stamp, documentary, intangible, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments under this Agreement or any other Loan Document, or other transfer (other than an assignment made pursuant to a request from Borrower) (“Other Taxes”). For the avoidance of doubt, Other Taxes shall not include any Excluded Taxes.

(iii)    Without duplication of the obligation of Borrower to pay additional amounts on account of Covered Taxes pursuant to Article 5(i)(i) and to pay Other Taxes pursuant to Article 5(i)(ii), Borrower agrees to indemnify each Recipient for the full amount of any and all Covered Taxes (including additional amounts with respect to Article (5)(i)(i)) and Other Taxes payable or paid by such Recipient, and any reasonable expenses arising therefrom or with respect thereto, (excluding any Taxes that are neither Covered Taxes nor Other Taxes) whether or not such Covered Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(iv)    Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of each party contained in this Article 5(i) shall survive the termination of this Agreement. Nothing contained in this Article 5(i) shall require Lender to make available any of its tax returns or other information that it deems to be confidential or proprietary.

(v)    Tax Forms and Information.

(A)    Any Lender that is a U.S. Person shall deliver to the Borrower on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     Any Lender that is not a U.S. Person (a “Non-U.S. Person”), shall, to the extent it is legally entitled to do so, deliver to Borrower on or before the date when such Person becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)    in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)    to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)    Any Lender that is a Non-U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or about the date on which such Non-U.S. Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. Notwithstanding anything to the contrary in this Article 5(i)(i), the completion, execution and submission of such documentation described in this Article 5(i)(i)(C) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender; and

(D)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Article 5(i)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower in writing of its legal inability to do so.

(vi)    Intentionally omitted.

(vii)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 5(i) (including by the payment of additional amounts pursuant to this Article 5(i)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of the indemnity payments made under this Article 5(i) with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 5(i)(vi) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 5(i)(vi), in no event will the indemnified party be required to pay any amounts to an indemnifying party pursuant to this Article 5(i)(vi) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(viii)    If Lender requests compensation under this Article 5(i), Borrower may, at its option, within thirty (30) days after delivery of such request, repay the then outstanding Obligations of the Loan (excluding any compensation which is not already due and payable pursuant to this Agreement), and, notwithstanding anything to the contrary contained herein or in any other Loan Document, there shall be no prepayment fee or premium due.

ARTICLE 6

SECURITY INTEREST

(a)    Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Lender to secure the payment of the Obligations on the Loan to which Borrower is a party and all other amounts owing by Borrower to Lender hereunder, including, without limitation, amounts owing pursuant to Article 25, and under the other Loan Documents. For purposes of this Agreement, “Collateral” shall mean:

(i)    the Collection Account and all monies from time to time on deposit in the Collection Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created and wherever located; and

(ii)    the Underlying Loan Items.

(b)    Intentionally Omitted.

(c)    Lender’s security interest in the Collateral and the Collection Account shall terminate only upon payment of the monetary Obligations in full. Upon such payment and upon request of Borrower, Lender shall, at Borrower’s sole expense, deliver to Borrower such UCC termination statements and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Underlying Loan, Underlying Loan Documents and Underlying Loan Files to Borrower and reconvey the Underlying Loan to Borrower and release its security interest in the Collateral and the Collection Account, such release to be effective automatically without further action by any party. For purposes of the grant of the security interest pursuant to this Article (i), this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Lender shall have all of the rights and, upon the occurrence and during the continuance of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Lender, at Borrower’s sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Borrower upon completion thereof, and (ii) Borrower shall from time to time take such further actions as may be requested by Class A Lender in its reasonable discretion to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Lender hereunder). Notwithstanding the foregoing, the Obligations shall be full recourse to Borrower (but shall not be recourse to any direct or indirect equity owners of Borrower, other than Guarantor in accordance with the Guaranty).

(d)    Borrower hereby acknowledges and agrees that, to the extent Borrower has any interest therein pursuant to the Underlying Whole Loan Documents, any Servicing Rights constitute Collateral hereunder for all purposes.

(e)    Borrower agrees, to the extent permitted by applicable law, until the Obligations are paid in full, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where the Underlying Loan may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of the Underlying Loan, in each case in accordance with the terms of this Agreement, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Borrower, for itself and all who may at any time claim through or under it, hereby waives until the Obligations are paid in full, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Underlying Loan marshaled upon any such sale, and agrees that, upon the occurrence and during the continuance of an Event of Default, Lender or any court having jurisdiction to foreclose the security interests granted in this Agreement may, upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Underlying Whole Loan Documents, including the Eligible Assignee (as defined in the Underlying Loan Agreement) requirements thereunder, sell the Underlying Loan as an entirety or in such parcels as Lender or such court may determine.

ARTICLE 7

ASSIGNMENT AND CUSTODY

(a)    The Underlying Loan Documents shall be collaterally assigned to Lender as security for the Loan and delivered to Custodian, together with endorsements of the original Underlying Mortgage Note in blank and other ancillary loan documentation. Borrower shall deposit the Underlying Loan Files representing the Underlying Loan, or direct that the Underlying Loan Files be deposited directly with the Custodian in accordance with the Custodial Agreement. Pursuant to the Custodial Agreement, Custodian shall hold the Underlying Loan Files as exclusive bailee and agent for the benefit of Lender pursuant to the terms of the Custodial Agreement. The Underlying Loan Files shall be maintained in accordance with the Custodial Agreement. If any portion of the Underlying Loan File is not delivered to Class A Lender or its designee (including the Custodian), the Underlying Loan File shall be held in trust by Borrower or its designee for the benefit of Lender as the owner thereof. Borrower or its designee shall maintain a copy of the Underlying Loan File and the originals of the Underlying Loan File not delivered to Class A Lender or its designee (including the Custodian). Borrower or its designee (including the Custodian) shall release its custody of the Underlying Loan File only in accordance with a written request acknowledged in writing by Class A Lender and otherwise in accordance with the Custodial Agreement.

(b)    From time to time, Borrower shall forward to the Custodian, with copy to Lender, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of the Underlying Whole Loan approved (if and to the extent required) in accordance with the terms of this Agreement, and upon receipt of any such other documents Custodian will be required to hold such other documents in the Underlying Loan File in accordance with the Custodial Agreement.

ARTICLE 8

INTENTIONALLY OMITTED

ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants to Lender as of the date hereof as follows:

(a)    Organization, Etc. Borrower (i) is duly organized, validly existing and in good standing under the laws and regulations of the State of Delaware, (ii) is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect, (iii) has the limited liability company power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iv) has the limited liability company power to execute, deliver, and perform its obligations under the Loan Documents.

(b)    Authorization, Acting as Principal, Approvals, Compliance. Borrower represents that (i) it is duly authorized to execute and deliver the Loan Documents to which it is a party, to enter into the Loan as contemplated hereunder and to perform its obligations under the Loan Documents, and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in the Loan as principal for its own account and not on behalf of any other person, and (iii) each person signing any Loan Document on its behalf is duly authorized to do so on its behalf.

(c)    Approvals and Consents. No consent, approval or other action of, or filing by Borrower with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Loan Documents (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect).

(d)    Licenses and Permits. Borrower is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is necessary, and has all licenses, permits and other consents that are necessary, for the transaction of Borrower’s business, including the acquisition, origination (if applicable), ownership or sale of the Underlying Loan or other Underlying Loan Item.

(e)    Due Execution; Enforceability. The Loan Documents to which it is a party have been or will be duly executed and delivered by Borrower, for good and valuable consideration. Once executed by each applicable counterparty, the Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to general principles of equity.

(f)    Ability to Perform. Borrower does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in the Loan Documents to which it is a party.

(g)    Non-Contravention. Neither the execution and delivery of the Loan Documents, nor consummation by Borrower of the Loan contemplated by the Loan Documents (or any of them), nor compliance by Borrower with the terms, conditions and provisions of the Loan Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Borrower, (ii) any contractual obligation to which Borrower is now a party or the rights under which have been assigned to Borrower or the obligations under which have been assumed by Borrower or to which the assets of Borrower is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Borrower, other than pursuant to the Loan Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Borrower, or (iv) any applicable Requirement of Law, in each case, where such conflict or breach could reasonably be expected to result in a Material Adverse Effect.

(h)    Litigation; Requirements of Law. Except as disclosed in writing to Class A Lender prior to the date hereof, there is no action, suit, proceeding, investigation or arbitration pending or, to Borrower’s Knowledge, threatened in writing against Borrower or Guarantor or their respective assets (other than those that are covered by insurance) that (i) is in an amount exceeding the Borrower Threshold with respect to Borrower or, with respect to Guarantor, an amount which, if adversely determined, would result in a breach of the net worth and liquidity covenants pursuant to the Guaranty or (ii) could reasonably be expected to result in any Material Adverse Effect. Borrower is in compliance in all material respects with all Requirements of Law. Except as disclosed in writing to Class A Lender, neither Borrower nor Guarantor is in default in any material respect with respect to any judgment, order, writ, injunction, or decree of any arbitrator or Governmental Authority that could reasonably be expected to result in a Material Adverse Effect or could reasonably be expected to constitute a Default or an Event of Default or that would affect the legality, validity or enforceability of any Loan Document.

(i)    Judgments. Except as disclosed in writing to Class A Lender, there are no judgments against Borrower or Guarantor (other than those that are covered by insurance) exceeding the Borrower Threshold with respect to Borrower, or with respect to Guarantor, in an aggregate amount which would result in a breach of the net worth and liquidity covenants pursuant to the Guaranty, in each case, are unsatisfied of record or docketed in any court located in the United States of America.

(j)    No Bankruptcies. No Act of Insolvency has ever occurred with respect to any Borrower Party.

(k)    Intentionally Omitted.

(l)    No Broker. Borrower has not dealt with any broker, investment banker, agent, or other Person (other than Lender or an Affiliate of Lender) who may be entitled to any commission or compensation in connection with the pledge of the Underlying Loan to Lender pursuant to any of the Loan Documents.

(m)    No Default. No Event of Default or, to Borrower’s Knowledge, Default has occurred and is continuing under or with respect to the Loan Documents.

(n)    Intentionally Omitted.

(o)    Intentionally Omitted.

(p)    Intentionally Omitted.

(q)    Authorized Representatives. The duly authorized representatives of Borrower are listed on and true signatures of such authorized representatives are set forth on Exhibit II hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit II hereto as Borrower may from time to time deliver to Lender.

(r)    Principal Place of Business; Jurisdiction of Organization; Location of Books and Records. Borrower’s principal place of business and Guarantor’s principal place of business are located at the address for notices specified for such Borrower Party on Exhibit I, unless such Borrower Party has provided a new address to Class A Lender in writing. Borrower’s jurisdiction of organization is the State of Delaware. The location where Borrower keeps its books and records, including all computer tapes and records relating to the Collateral, is its principal place of business.

(s)    Intentionally Omitted.

(t)    Good Title to Underlying Loan. Immediately prior to the closing of the Loan, to Borrower’s Knowledge, (A) Borrower’s interest in the Underlying Loan is free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), (B) Borrower’s interest in the Underlying Loan is not subject to any right of set-off, any prior sale, transfer, assignment or participation, or any agreement by Borrower to assign, convey, transfer or participate the Underlying Loan, in each case, in whole or in part, (C) Borrower is the sole owner of and has good and marketable title to the Underlying Loan and (D) Borrower has the right to pledge the Underlying Loan to Lender.

(u)    No Encumbrances. Other than in connection with Borrower’s purchase of the Underlying Loan from Class A Lender, to Borrower’s Knowledge, there are (i) no outstanding rights, options, warrants or agreements on the part of Borrower for a purchase, sale or issuance, in connection with the Underlying Loan or other Underlying Loan Item, (ii) no agreements on the part of Borrower to issue, sell or distribute the Underlying Loan or other Underlying Loan Item and (iii) no obligations on the part of Borrower (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except as contemplated by the Loan Documents.

(v)    Security Interest in Collateral. Upon execution and delivery of the Account Control Agreement, Lender shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Borrower in the Collection Account and all funds credited thereto. The provisions of this Agreement are effective to create in favor of Lender a valid “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Borrower in, to and under the Collateral, and:

(i)    with respect to the portion of the Collateral constituting an “instrument” (as defined in Section 9-102(a)(47) of the UCC), upon possession of such Collateral constituting an “instrument” by the Custodian in accordance with the Custodial Agreement, Lender shall have a valid, perfected first priority security interest in such Collateral constituting an “instrument”; and

(ii)    upon filing the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Lender shall have a valid, perfected first priority security interest in the Collateral to the extent that a security interest in the Collateral can be perfected under the UCC by the filing of financing statements.

(w)    Delivery of Underlying Loan File. The Underlying Mortgage Note and any other document required to be delivered under this Agreement and the Custodial Agreement for the Underlying Loan has been delivered to the Class A Lender or the Custodian on its behalf (or shall be delivered in accordance with the time periods set forth herein).

(x)    Covered Fund. Borrower has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act.

(y)    Federal Regulations. Borrower is not required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended.

(z)    Taxes. Borrower has filed or caused to be filed all United States federal and state income and other material tax returns or extensions thereto that, to Borrower’s Knowledge, would be delinquent if they had not been filed on or before the date hereof (taking into account any extensions) and has paid all such Taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property (in each case taking into account any extensions) except (a) for any such Taxes as are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; to Borrower’s Knowledge, no Tax liens have been filed against any of Borrower’s assets, except for such Tax liens as are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP.

(aa)    ERISA. (i) Borrower does not sponsor any Plans and makes no contributions to any Plans or any Multiemployer Plans and (ii) Borrower is not, and will not be, a Benefit Plan Investor.

(bb)    Solvency; No Fraudulent Transfer. Borrower has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Borrower is generally able to pay, and is paying, its debts as they come due. Neither the Loan Documents nor the Loan are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditors of Borrower. As of the date hereof, Borrower is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the financing of the Underlying Loan on date hereof pursuant hereto and the obligation to repay the Loan (i) will not cause the liabilities of Borrower to exceed the assets of Borrower, (ii) will not result in Borrower having unreasonably small capital, and (iii) will not result in debts that would be beyond Borrower’s ability to pay as the same mature. Borrower received reasonably equivalent value in exchange for the pledge of the Underlying Loan subject hereto to Lender. No Act of Insolvency has occurred with respect to Borrower. Borrower has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

(cc)    Use of Proceeds; Margin Regulations. All proceeds of the Loan shall be used by Borrower for purposes permitted under Borrower’s governing documents, provided that no part of the proceeds of the Loan shall be used by Borrower to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of the Loan nor the use of any proceeds thereof shall violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(dd)    Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates (excluding any information, reports, statements, exhibits, schedules or certificates provided by Lender to Borrower in connection with the acquisition of the Underlying Loan) (i) furnished in writing by or on behalf of any Borrower Party in connection with the negotiation, preparation or delivery of the Loan Documents, or after the date hereof pursuant to the terms of any Loan Document or (ii) included in any Loan Document, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made, on the date as of which such information is stated or certified.

(ee)    Financial Information; Business Condition. All financial data concerning the Guarantor that has been delivered by or on behalf of Borrower to Lender is true, complete and correct in all material respects on the date of the delivery thereof to Lender. All financial data concerning each Borrower Party has been prepared fairly in accordance with GAAP consistently applied. Since the delivery of such data, except as otherwise disclosed in writing to Class A Lender, there has been no change in the business condition (financial or otherwise) or the results of operations of Guarantor or in the results of operations of Guarantor, which change could reasonably be expected to result in a Material Adverse Effect.

(ff)    Intentionally Omitted.

(gg)    No Reliance. Borrower has made its own independent decisions to enter into the Loan Documents and the Loan and as to whether the Loan is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Borrower is not relying upon any advice from Class A Lender as to any aspect of the Loan, including without limitation, the legal, accounting or tax treatment of the Loan. Lender has not required Borrower, as a condition to the acquisition of the Underlying Loan, to enter into this Agreement or any other transaction with Lender.

(hh)    Anti-Money Laundering and Economic Sanctions. Borrower represents, warrants and covenants that it has complied, and will comply, in all material respects, and to the extent applicable, with the Patriot Act, AC Laws, and AML Laws by (1) complying with an adequate anti-money-laundering compliance program as required by the AML Laws, (2) intentionally omitted, and (3) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the AML Laws. Borrower further represents, warrants and covenants that each Borrower Party and any U.S. Person that has a direct or indirect economic interest in the Borrower of greater than twenty (20%) percent (or ten percent (10%) if a non-U.S. Person), in each case, has not, and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, shall not: (i) be (or, to Borrower’s Knowledge, have been) a Sanctioned Person or organized, located or resident in a Sanctioned Jurisdiction; (ii) fail to operate (or, to Borrower’s Knowledge, have operated) under policies, procedures and practices (including, without limitation, recordkeeping and reporting), if any, that are in compliance with (and ensure compliance with) the Patriot Act, AC Laws, AML Laws and Sanctions; (iii) directly or indirectly use (or, to Borrower’s Knowledge, have used) any part of the proceeds of the Loan (including, without limitation, any sums disbursed from time to time hereunder) or otherwise lend, contribute or make the same available (or, to Borrower’s Knowledge, have lent, contributed or made the same available), in each case, (A) to fund or facilitate any activities or business (I) of or with any Sanctioned Person or (II) of or in any Sanctioned Jurisdiction, (B) in any manner that would result in a violation of any Sanctions by any Person or (C) in violation of any applicable laws (including, without limitation, the Patriot Act, AC Laws, AML Laws and/or Sanctions), (iv) be (or, to Borrower’s Knowledge, have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (v) be (or, to Borrower’s Knowledge, have been) owned or controlled by or be (or, to Borrower’s Knowledge, have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Without limitation of any other term or provision contained herein, it shall be an Event of Default hereunder if any Borrower Party or any Person that has a direct or indirect economic interest in the Borrower of greater than twenty (20%) percent (or ten percent (10%) if a non-U.S. Person), in each case, or any other party to any Loan Document, becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, the Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions. Borrower hereby represents and covenants that none of the execution, delivery or performance of the Loan Documents or any activities, transactions, services, collateral and/or security contemplated thereunder has or shall result in a breach of the Patriot Act, AC Laws, AML Laws and/or Sanctions by any party to the Loan Documents or their respective Affiliates. All capitalized words and phrases and all defined terms used in the Patriot Act are incorporated into this Section. As used herein, (A) “AC Laws” shall mean collectively (i) all laws, rules and regulations concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and corruption laws and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (B) “AML Laws” shall mean collectively (i) all laws, rules, regulations and guidelines concerning or relating to money laundering issued, administered and/or enforced by any governmental and/or regulatory agency and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (C) “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State; (D) “Patriot Act” shall mean collectively (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015, (ii) all statutes, orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws, rules and regulations and (iii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (E) “Sanctions” shall mean economic, trade and/or financial sanction, requirements and/or embargoes, in each case, imposed, administered and/or enforced from time to time by any Sanctions Authority; (F)“Sanctions Authority” shall mean the United States (including, without limitation, OFAC) and any other relevant sanctions authority; (G) “Sanctioned Jurisdiction” shall mean, at any time, a country or territory that is, or whose government is, the subject of Sanction; and (H) “Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (ii) any Person located, organized or resident in a Sanctioned Jurisdiction and/or (iii) any other subject of Sanctions (including, without limitation, any Person Controlled or 50% or more owned (in each case, directly and/or indirectly and in the aggregate) by (or acting for, on behalf of or at the direction of) any Person or Persons described in subsections (i) and/or (ii) of this definition).

(ii)     Intentionally Omitted.

(jj)    Insider. Borrower is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary, or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

(kk)    Intentionally Omitted.

(ll)    Intentionally Omitted.

(mm)    Ownership. Borrower is and shall remain at all times a wholly-owned direct or indirect Subsidiary of the Guarantor.

(nn)    Tax Status. For U.S. federal income tax purposes, Borrower is a disregarded entity and its regarded owner is a U.S. Person.

(oo)    No Real Property. Borrower has not at any time since its formation held title to any real property.

ARTICLE 10

NEGATIVE COVENANTS OF BORROWER

On and as of the date hereof and at all times while this Agreement or the Loan is in effect, Borrower shall not, without the prior written consent of Class A Lender:

(a)    take any action that would directly or indirectly impair or materially and adversely affect Lender’s first priority security interest in the Underlying Loan;

(b)    transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any ownership interest in the Underlying Loan to any Person other than Lender (other than Permitted Encumbrances), Class A Lender hereby agreeing to reasonably consider any request by Borrower with regard to an assumption of the Loan (and Borrower acknowledges that any denial of such request shall not be, and shall not be deemed to be, an unreasonable action of Class A Lender);

(c)    create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on the Underlying Loan or the other Collateral, whether now owned or hereafter acquired, other than the Liens and security interest granted by Borrower pursuant to the Loan Documents (other than Permitted Encumbrances);

(d)    create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) if the same would cause Borrower to violate the covenants contained in Article 12;

(e)    subject to Article 27 and the terms of the Underlying Loan Documents, permit (through, solely to the extent of Borrower’s rights (if any) under the Underlying Loan Agreement, the giving of affirmative consent (or affirmative waiver) by Borrower or, the giving of deemed consent (or deemed waiver or failure to object) by Borrower) the Underlying Mortgaged Property or Underlying Mortgagor, to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, junior mortgage debt or mezzanine debt (in each case, excluding Permitted Encumbrances against the Underlying Mortgaged Property);

(f)    except pursuant to the Underlying Loan Agreement and subject to the Deemed Approval Requirements, consent or assent to any Significant Modification or other amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to the Underlying Loan or other agreement or instrument relating to the Underlying Loan other than in accordance with Article 27 ;

(g)    permit the organizational documents or organizational structure of Borrower to be amended in a manner that violates Article 12;

(h)    engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger or sale of all or substantially all of its assets, transfer of membership interests or the like, or material amendment of its operating agreement (as applicable);

(i)    suffer a Change of Control of Borrower, without the prior written consent of Class A Lender;

(j)    after the occurrence and during the continuance of an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower; provided, however, that Borrower shall be entitled to make distributions in an amount not to exceed the minimum amount required to maintain the “real estate investment trust” status of Guarantor and to eliminate payments of federal and state income and excise taxes by Guarantor;

(k)    intentionally omitted;

(l)    use any part of the proceeds of the Loan for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(m)    directly, or through a Subsidiary of Borrower, acquire or hold title to any real property; or

(n)    make any election or otherwise take any action that would cause Borrower to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

ARTICLE 11

AFFIRMATIVE COVENANTS OF BORROWER

On and as of the date hereof and at all times while this Agreement or the Loan is in effect, Borrower covenants that:

(a)    Borrower Notices.

(i)    Intentionally Omitted.

(ii)    Event of Default. Borrower shall notify Class A Lender of the occurrence of any Event of Default with respect to Borrower as soon as possible but in no event later than five (5) Business Days after obtaining Knowledge of such event.

(iii)    Underlying Loan Event of Default. During any period of time commencing after Class A Lender notifies Borrower that Class A Lender or an Affiliate of Class A Lender is no longer a lender under the Underlying Loan Agreement,

Borrower shall promptly, and in any event not later than five (5) Business Days following receipt thereof, deliver to Lender any written notice of the occurrence of any Underlying Loan Event of Default.

(iv)    Other Defaults, Litigation and Judgments. Borrower shall promptly, and in any event not later than five (5) Business Days, after obtaining Knowledge thereof, notify Class A Lender of (x) any event of default (beyond applicable notice and grace periods) on the part of Borrower under any Indebtedness or other material contractual obligations exceeding the Borrower Threshold, and/or on the part of Guarantor under any Indebtedness or other material contractual obligations where such default by Guarantor results in a breach of the net worth and liquidity covenants pursuant to the Guaranty; and (y) the commencement or written threat of, or judgment in, any action, suit, proceeding, investigation or arbitration before any Governmental Authority involving Borrower and/or Guarantor or any of its respective assets and involving an amount exceeding the Borrower Threshold with respect to Borrower or, with respect to Guarantor, an amount which, if adversely determined, would result in a breach of the net worth and liquidity covenants pursuant to the Guaranty.

(v)    Intentionally Omitted.

(vi)    Intentionally Omitted.

(vii)    Corporate Change. Borrower shall advise Class A Lender in writing of the opening of any new chief executive office, or the closing of any such office, of Borrower and of any change in Borrower’s name, identity or corporate structure (or the equivalent) (e.g., changing from a limited liability company to a limited partnership) not less than fifteen (15) Business Days prior to taking any such action. In connection with any of the aforementioned changes, Borrower shall have delivered to Class A Lender all UCC financing statements and amendments thereto as Class A Lender shall reasonably request and taken all other actions reasonably deemed necessary by Class A Lender to continue its perfected status in the Collateral with at least the same priority.

(viii)    Transfers of Indirect Equity in Borrower. Borrower shall advise Class A Lender in writing, promptly after Knowledge thereof, of any transfer resulting in any Person thereafter owning twenty percent (20%) or more (or ten percent (10%) or more in the case of a transfer involving non-U.S. Person) (provided, however, during any period of time in which Borrower is not wholly-owned by a fund managed by an SEC-registered investment adviser, such threshold shall be ten percent (10%) for all Persons) of the indirect equity ownership of Borrower, individually or in the aggregate, and the identity of the transferee(s), together with a post-transfer organizational chart to the extent that such transfer results in a change to the previously delivered organizational chart and all “know your customer” information concerning such transferee(s) reasonably requested by Class A Lender, provided that such information is in Borrower’s possession or reasonably obtainable by Borrower.

(b)    Reporting.

(i)    Underlying Loan Information. During any period of time commencing after Class A Lender notifies Borrower that Class A Lender or an Affiliate of Class A Lender is no longer a lender under the Underlying Loan Agreement, to the extent the related items are available to Borrower pursuant to its rights under the Underlying Loan Agreement: Borrower shall provide, or shall cause to be provided, to Lender (A) following receipt by Borrower thereof, any and all written property level financial information (including, without limitation, operating and financial statements) with respect to the Underlying Loan that was received during the preceding calendar month and is in the possession of Borrower or an Affiliate of Borrower, including, without limitation, rent rolls, income statements and STR reports; and (B) promptly upon request, such other written information with respect to the Underlying Loan that may be reasonably requested by Class A Lender from time to time and to the extent available to Borrower.

(ii)    Monthly Servicing Report. During any period of time commencing after Class A Lender notifies Borrower that Class A Lender or an Affiliate of Class A Lender is no longer a lender under the Underlying Loan Agreement, to the extent the related items are available to Borrower pursuant to its rights under the Underlying Loan Agreement: with respect to the Underlying Loan and Underlying Mortgaged Property, following receipt by Borrower thereof, Borrower shall provide, or shall cause to be provided, to Lender a monthly operations/servicing report covering collections, delinquencies, losses, recoveries, and cash flows, in form reasonably acceptable to Class A Lender.

(iii)    Quarterly Underlying Loan Reports. During any period of time commencing after Class A Lender notifies Borrower that Class A Lender or an Affiliate of Class A Lender is no longer a lender under the Underlying Loan Agreement, to the extent the related items are available to Borrower pursuant to its rights under the Underlying Loan Agreement: with respect to the Underlying Loan and the Underlying Mortgaged Property, as frequently as provided, but in no event later than within forty-five (45) days after the last day of any calendar quarter in any fiscal year, Borrower shall provide, or shall cause to be provided, to Lender an asset management report prepared by Borrower or the Guarantor (to the extent of information in the possession of Borrower or an Affiliate), in form reasonably acceptable to Class A Lender.

(iv)    Covenant Compliance Certificate. Simultaneously with the delivery of financial statements for each fiscal quarter in any fiscal year and for each fiscal year end, Borrower shall deliver to Lender a Covenant Compliance Certificate from Borrower addressed to Lender.

(v)    Quarterly Financial Reports. Borrower shall provide, or shall cause to be provided, to Lender within sixty (60) days after the end of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheet of Guarantor, as at the end of such period and the related unaudited, consolidated statement of income of Guarantor for such period (without footnotes) and the portion of the fiscal year through the end of such period, accompanied by an officer’s certificate of Guarantor, which certificate shall state that said consolidated financial statements fairly present the financial condition of Guarantor, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(vi)    Annual Financial Reports. Borrower shall provide, or shall cause to be provided, to Lender within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the audited consolidated balance sheet of Guarantor as at the end of such fiscal year, and the related audited, consolidated statement of income of Guarantor, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(vii)    Other Information. Borrower shall provide, or shall cause to be provided, to Lender such other information regarding the financial condition, operations or business of Borrower, Guarantor or, during any period of time commencing after Class A Lender notifies Borrower that Class A Lender or an Affiliate of Class A Lender is no longer a lender under the Underlying Loan Agreement, Underlying Mortgagor or underlying guarantor, in each case, as Class A Lender may reasonably request and to the extent reasonably available to Borrower, including without limitation, such documents as Lender may request evidencing the truthfulness of the representations set forth in Article 9.

(c)    Additional Rights. If Borrower shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Underlying Loan, or otherwise in respect thereof, Borrower shall accept the same as Lender’s agent, hold the same in trust for Lender and deliver the same forthwith to Lender (or the Custodian, as appropriate) in the exact form received, duly endorsed by Borrower to Lender, if required, together with an undated power covering such rights duly executed in blank to be held by Class A Lender hereunder as additional collateral security for the Loan. If any sums of money or property so paid or distributed in respect of the Underlying Loan shall be received by Borrower in violation of this Agreement, Borrower shall, until such money or property is paid or delivered to Class A Lender, hold such money or property in trust for Lender, segregated from other funds of Borrower, as additional collateral security for the Loan. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Class A Lender, duly endorsed in a manner satisfactory to Class A Lender, to be itself held as Collateral pursuant to the Loan Documents.

(d)    Defense of Lender’s Security Interest; Further Assurances. At any time from time to time, at the sole expense of Borrower, Borrower shall (i) defend the right, title and interest of Lender in and to the Underlying Loan and other Collateral pursuant to the Loan Documents against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons or to obtain or preserve the full benefits of this Agreement and of the rights and powers herein granted, (ii) pursuant to the terms of the Underlying Loan Documents, at Class A Lender’s reasonable request, take all action Class A Lender reasonably deems necessary to ensure that Lender will have a first priority security interest in the Underlying Loan and other Collateral subject to the Loan and (iii) at Class A Lender’s reasonable request, promptly and duly execute and deliver such further instruments, documents and information and take such further actions as Class A Lender may deem reasonably necessary to (1) obtain or preserve the security interest granted hereunder, (2) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Borrower (whether or not existing as of the date hereof or in the future), (3) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Lender may request), Borrower also hereby authorizing Lender to file any such financing or continuation statements without the signature of Borrower to the extent permitted by applicable law, and which financing or continuation statements may describe the Collateral in the same manner as described herein or may describe the Collateral as “all assets of Borrower, whether now owned or existing or hereafter acquired or created or arising, wherever located, together with all proceeds thereof,” or (4) ensure compliance with the Patriot Act or any other Requirements of Law in all material respects; provided, however, that nothing in this paragraph shall increase the obligations, or decrease the rights, of Borrower or Guarantor under the Loan Documents other than to a de minimis extent.

(e)    Preservation of Existence; Compliance with Law. Borrower shall at all times (i) comply in all material respects with all material contractual obligations, (ii) comply in all material respects with all applicable laws, ordinances, rules, regulations and orders (including, without limitation, environmental laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over it or its assets and (iii) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, with respect to Borrower, all lending licenses held by it and its status as a “qualified transferee” (however denominated) under all documents which govern the Underlying Loan).

(f)    Operations. Borrower shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Class A Lender prior to the date hereof. Borrower shall maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Borrower for its own account and shall furnish Lender, upon reasonable request by Class A Lender or its designated representative, with reasonable information obtainable by Borrower with respect to the Collateral and the conduct and operation of its business.

(g)    Books and Record. Borrower shall at all times keep proper books and records in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(h)    Compliance with Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions and covenants required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents, as and when the same are due thereunder. Borrower shall be solely responsible for the fees and expenses of Custodian and Account Bank.

(i)    Taxes and Other Charges. Borrower shall (i) timely file all United States federal and state income and all other material tax returns required to be filed by it and (ii) timely pay and discharge all material taxes imposed on it, on its income or profits, on any of its property or on the Collateral prior to the date on which penalties attach thereto, except for any such tax which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP; except in the case of both (i) and (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(j)    ERISA. Borrower shall not sponsor any Plan and, except as would not reasonably be expected to have a Material Adverse Effect, shall make no contributions to any Plans or any Multiemployer Plans.

(k)    Ownership. Borrower is and shall remain at all times a wholly-owned direct or indirect Subsidiary of the Guarantor.

(l)    Anti Money Laundering and Economic Sanctions. Borrower shall not violate the representations and warranties contained in Article 9(hh) (Anti-Money Laundering and Economic Sanctions). Borrower shall comply with so-called “know your customer” information requests from Class A Lender from time to time during the term of the Loan, within three (3) Business Days of the date of Lender’s request.

(m)    No Division. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) Borrower shall not enter into (or agree to enter into) any Division and (ii) none of the provisions in this Agreement nor any other Loan Document, shall be deemed to permit any Division with regard to Borrower.

(n)    Underlying Loan Event of Default. During any period of time commencing after Class A Lender notifies Borrower that Class A Lender or an Affiliate of Class A Lender is no longer a lender under the Underlying Loan Agreement, Borrower shall deliver Class A Lender any all notices and documents received with respect to any Underlying Loan Event of Default and/or Foreclosure Event.

ARTICLE 12

SINGLE PURPOSE ENTITY

On and as of the date hereof and at all times while this Agreement or the Loan is in effect and Borrower covenants that:

(a)    Borrower shall own no assets, and shall not engage in any business, other than the Underlying Loan, and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Underlying Loan;

(b)    Borrower shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates other than those obligations related to the Underlying Loan or securities consisting of the Underlying Loan;

(c)    Borrower shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;

(d)    Borrower shall comply with the provisions of its organizational documents;

(e)    Borrower shall do all things necessary to observe its organizational formalities and to preserve its existence;

(f)    Borrower shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is permitted or required under GAAP or as a matter of Requirements of Law);

(g)    Borrower shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (other than for tax purposes, to the extent permitted by law), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(h)    Borrower intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and intends to remain solvent;

(i)    Borrower shall not commingle its funds or other assets with those of any Affiliate or any other Person (except as may be required under the Underlying Loan Agreement) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;

(j)    Borrower shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;

(k)    Borrower shall not hold itself out to be responsible for the debts or obligations of any other Person;

(l)    Borrower shall not, without the prior written consent of its Member and Independent Member, take any action that will result in an Act of Insolvency;

(m)    Borrower shall, at all times, have at least one (1) Independent Member;

(n)    Borrower’s organizational documents shall provide (i) that Lender be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Member, together with the name and contact information of the replacement Independent Member and evidence of the replacement’s satisfaction of the definition of Independent Member and (ii) that any Independent Member of Borrower shall not have any fiduciary duty to anyone including the holders of the equity interest in Borrower and any Affiliates of Borrower except Borrower and the creditors of Borrower with respect to taking of, or otherwise voting on, any Act of Insolvency; provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(o)    Borrower shall not enter into any transaction with an Affiliate of Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;

(p)    Borrower shall maintain a sufficient number of employees in light of contemplated business operations (provided that Borrower shall not be required to maintain any employees);

(q)    Borrower shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;

(r)    Borrower shall not pledge its assets to secure the obligations of any other Person;

(s)    Borrower shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and

(t)    Borrower shall not create, incur, assume or suffer to exist any Indebtedness, Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Underlying Loan, or the other Collateral, whether now owned or hereafter acquired, other than (i) obligations under the Loan Documents, (ii) obligations under the documents evidencing the Underlying Loan, and (iii) unsecured trade payables, in an aggregate amount not to exceed the Borrower Threshold at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Underlying Loan; provided, however, that any such trade payables incurred by Borrower shall be paid within sixty (60) days of the date invoiced.

Nothing in this Article 12 shall require any direct or indirect owners of Borrower to contribute capital to Borrower.

ARTICLE 13

EVENTS OF DEFAULT; REMEDIES; SET-OFF

(a)    Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:

(i)    Failure to Repay. Borrower shall fail to repay the Loan on the Maturity Date; provided, however, that in the case of the Maturity Date triggered by any reason other than clause (i) of the definition thereof, it shall not be an Event of Default if Borrower repays the Loan within twelve (12) Business Days of the Maturity Date.

(ii)    Failure to Pay Interest. Lender shall fail to receive on or before any Monthly Payment Date the accrued and unpaid interest when due; provided, however, that if Underlying Mortgagor fails to make the corresponding payment of any interest owing in respect of the Underlying Loan, then it shall not be an Event of Default if Borrower makes the applicable interest payment within twelve (12) Business Days of the date such corresponding payment of any interest owing in respect of the Underlying Loan was due.

(iii)    Intentionally Omitted.

(iv)    Failure to Remit Principal Payment. Borrower shall fail to remit (or cause to be remitted) to Lender any Principal Payment received with respect to the Underlying Loan for application to the payment of the Obligations for the Underlying Loan in accordance with Article 5(e).

(v)    Intentionally Omitted.

(vi)    Other Failure to Pay. Borrower shall fail to make any payment not otherwise enumerated that is owing to Lender under the Loan Documents that has become due, whether by acceleration or otherwise, and, if no notice and/or grace period is expressly provided for such payment in this Agreement, the same is not cured within twelve (12) Business Days of when due.

(vii)    Act of Insolvency. An Act of Insolvency occurs with respect to Borrower or the Guarantor.

(viii)    Admission of Inability to Pay. Borrower or the Guarantor shall admit to any Person in writing in a legal proceeding its inability to, or its intention not to, perform any of its respective obligations under any Loan Document.

(ix)    Loan Documents. Any Loan Document or a replacement therefor acceptable to Class A Lender shall for whatever reason be terminated (other than by Class A Lender without cause) or cease to be in full force and effect, or shall not be enforceable in accordance with its terms, or any Borrower Party shall contest the validity or enforceability of any Loan Document or the validity, perfection or priority of any Lien granted thereunder, or any Borrower Party shall seek to disaffirm, terminate or reduce its obligations under any Loan Document; provided that, with respect to the Custodial Agreement or Account Control Agreement, the foregoing shall only be an Event of Default hereunder to the extent caused by the action or inaction of the Borrower and not by any action or inaction of the Custodian or Account Bank, as applicable.

(x)    Cross-Default. Borrower or Guarantor shall be in default under any of its Indebtedness which default (1) relates to any indebtedness of Borrower or Guarantor to Lender or any Affiliate of Lender, (2) involves the failure to pay a due and payable obligation in excess of the Borrower Threshold, with respect to Borrower, or an amount which, if adversely determined, would result in a breach of the net worth and liquidity covenants pursuant to the Guaranty, with respect to Guarantor, or (3) results in the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least the Borrower Threshold, with respect to Borrower, or an amount which, if adversely determined, would result in a breach of the net worth and liquidity covenants pursuant to the Guaranty, with respect to Guarantor.

(xi)    Judgment. A final non appealable judgment by any competent court in the United States of America for the payment of money shall have been (A) rendered against any Borrower in an amount of Borrower Threshold or greater or (B) rendered against Guarantor in an amount greater than an amount which, if adversely determined, would result in a breach of the net worth and liquidity covenants pursuant to the Guaranty and, in each case, such judgment remains undischarged or unpaid, unless the execution of such judgment is stayed by posting of cash, bond or other collateral acceptable to Class A Lender in the amount of such judgment within thirty (30) days after the entry thereof.

(xii)    ERISA. Borrower shall violate the affirmative covenants contained in Article 9(aa) (ERISA).

(xiii)    Security Interest. If Lender shall fail to have a first priority security interest in the Collateral; provided, however, that if such failure resulted from Class A Lender’s failure to timely file any UCC continuation statements, then such failure shall only be considered an Event of Default if Class A Lender requests that Borrower reasonably assist in remedying such failure and Borrower fails, neglects, or refuses to commence to do so within five (5) Business Days of receipt of such request.

(xiv)    Government or Regulatory Action. Any Governmental Authority, or agency, any person, agency or entity acting or purporting to act under Governmental Authority or any regulatory or self-regulatory authority shall (1) have taken any action to displace the management of Borrower in any respect or curtail its authority in any respect in the conduct of the business of Borrower and such action has not been dismissed or stayed within thirty (30) days or (2) have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Borrower .

(xv)    Conveyance of Assets. Any conveyance, transfer or disposal of all or substantially all assets of the Guarantor to any Person.

(xvi)    Change of Control. A Change of Control shall occur without the prior written consent of Class A Lender.

(xvii)    Representations. Any representation, warranty or certification made by any Borrower Party to Lender under this Agreement or any Loan Document shall have been incorrect or untrue when made in any material respect; provided, however, that such incorrect or untrue representation, warranty or certification shall constitute an Event of Default unless and until it remains uncured for ten (10) Business Days after Borrower receives written notice thereof from Class A Lender; provided, however, that if such breach or failure is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period, and provided further that Borrower shall have commenced to cure such breach or failure within such ten (10) Business Day period shall and thereafter diligently proceed to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach or failure, such additional period not to exceed thirty (30) days (inclusive of the initial ten (10) Business Day period).

(xviii)    Guarantor Breach. The breach by Guarantor of the net worth and/or liquidity covenants made by it in the Guaranty and the same continues beyond the expiration of any applicable cure periods or if no cure period is specified, ten (10) days after notice thereof to Borrower.

(xix)    Intentionally Omitted.

(xx)    Negative Acts. Borrower shall fail to perform, comply with or observe any term, covenant or agreement applicable to Borrower contained in (A) Article 10 (and the same are not cured within ten (10) Business Days after written notice from Class A Lender to Borrower), (B) Article 11(b) (and the same are not cured within ten (10) Business Days after written notice from Class A Lender to Borrower) or (C) Article 12; provided, however, with respect to Article 12, such failure shall not constitute an Event of Default if (I) such failure was inadvertent, immaterial and non-recurring and (II) such failure is curable, and Borrower promptly cures such breach within ten (10) Business Days of notice from Class A Lender; provided, however, that if any such breach or failure with respect to clauses (A), (B) or (C) is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period, and provided further that Borrower shall have commenced to cure such breach or failure within such ten (10) Business Day period shall and thereafter diligently proceed to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach or failure, such additional period not to exceed thirty (30) days (inclusive of the initial ten (10) Business Day period).

(xxi)    Merger; Consolidation; Division. (A) A merger or consolidation of Borrower or Guarantor shall occur and either Guarantor and/or an Affiliate of Guarantor is not the direct or indirect controlling surviving entity or (B) a Division of Borrower shall occur.

(xxii)    Sale of Assets. The sale or transfer of all or substantially all assets of Borrower to any person or entity other than an Affiliate of Borrower other than sales of assets of Borrower in accordance with the Loan Documents.

(xxiii)    Other Covenant Default. If Borrower shall breach or fail to perform any of the terms, covenants or obligations under this Agreement or any other Loan Document, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within the ten (10) Business Days after the earlier of (a) delivery of notice thereof to Borrower by Class A Lender, or (b) Knowledge by Borrower of such breach or failure to perform; provided, however, that if such breach or failure is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period, and provided further that Borrower shall have commenced to cure such breach or failure within such ten (10) Business Day period shall and thereafter diligently proceed to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach or failure, such additional period not to exceed forty-five (45) days (inclusive of the initial ten (10) Business Day period).

(b)    Remedies. If an Event of Default shall occur and be continuing, Class A Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Obligations, the following rights and remedies, in each case, subject to the terms of the Underlying Whole Loan Documents:

(i)    At the option of Class A Lender, the Maturity Date for the Loan shall, if it has not already occurred, immediately occur (such date, the “Accelerated Maturity Date”).

(ii)    If Class A Lender exercises or is deemed to have exercised the option referred to in Article 13(b)(i):

(A)    Borrower’s obligations hereunder to repay the Loan shall become immediately due and payable on and as of the Accelerated Maturity Date, without notice to Borrower;

(B)    to the extent permitted by applicable law, the Obligations with respect to the Loan (determined as of the Accelerated Maturity Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Maturity Date to, but excluding, the date of payment of the Obligations (as so increased), (x) the interest rate for the Loan multiplied by (y) the Obligations for the Loan (decreased by (I) any amounts actually remitted to Class A Lender by the Account Bank or Borrower pursuant to this Agreement and applied to such Obligations, and (II) any amounts applied to the Obligations pursuant to Article 13(b)(ii)(D));

(C)    the Custodian shall, upon the request of Class A Lender, deliver to Class A Lender all instruments, certificates and other documents then held by the Custodian relating to the Underlying Loan; and

(D)    Class A Lender may exercise the rights and remedies set forth in Article 13(b)(viii)-(x), below.

(iii)    The parties acknowledge and agree that (A) the Underlying Loan subject to the Loan is not an instrument traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for the Underlying Loan, the Class A Lender may establish the source therefor in its sole and absolute discretion and (C) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the Underlying Loan). The parties recognize that it may not be possible to purchase or sell all of the Underlying Loan on a particular Business Day, or in a transaction with the same Class A Lender, or in the same manner because the market for the Underlying Loan may not be liquid. Accordingly, Class A Lender may elect, in its sole and absolute discretion, the time and manner of liquidating the Underlying Loan, and nothing contained herein shall (A) obligate Class A Lender to liquidate the Underlying Loan on the occurrence and during the continuance of an Event of Default or to liquidate the Underlying Loan in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Class A Lender.

(iv)    Borrower shall be liable to Class A Lender and its Affiliates and shall indemnify Class A Lender and its Affiliates for the amount (including in connection with the enforcement of this Agreement) of all losses, reasonable and documented out-of-pocket costs and expenses, including reasonable and documented legal fees and expenses, actually incurred by Class A Lender in connection with or as a consequence of an Event of Default.

(v)    Class A Lender shall have, in addition to its rights and remedies under the Loan Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Class A Lender and Borrower. Without limiting the generality of the foregoing, Class A Lender shall be entitled to set off the proceeds of the liquidation of the Underlying Loan against all of Borrower’s obligations to Class A Lender under this Agreement, without prejudice to Class A Lender’s right to recover any deficiency.

(vi)    Class A Lender may exercise any or all of the remedies available to Class A Lender, including, without limitation, the power of sale and the right to credit bid, immediately upon the occurrence and during the continuance of an Event of Default and at any time during the continuance thereof without prior notice to Borrower. All rights and remedies arising under the Loan Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Class A Lender may have.

(vii)    Class A Lender may enforce its rights and remedies hereunder without prior judicial process or hearing, and Borrower hereby expressly waives any defenses Borrower might otherwise have to require Class A Lender to enforce its rights by judicial process. Borrower also waives, to the extent permitted by law, any defense Borrower might otherwise have arising from the use of nonjudicial process, disposition of the Underlying Loan, or from any other election of remedies. Borrower recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(viii)    Without limiting the generality of the foregoing, Class A Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, subject to any transfer restrictions set forth in the Underlying Whole Loan Documents and the applicable provisions of the Uniform Commercial Code (on a servicing released basis, if applicable, at Class A Lender’s option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at one or more public or private sales. Class A Lender shall have the right upon any such public or private sale occurring pursuant to the Uniform Commercial Code, and, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released. Borrower further agrees, at Class A Lender’s request, to the extent not held by the Custodian, to assemble the Collateral and make it available to Class A Lender at places which Class A Lender shall reasonably select, whether at Borrower’s premises or elsewhere. Class A Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable and actual out-of-pocket costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Class A Lender hereunder, including without limitation reasonable and documented attorneys’ fees and disbursements of outside counsel, to the payment in whole or in part of the Obligations, in such order as Class A Lender may elect, and only after such application and after the payment by Class A Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the UCC, need Class A Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Class A Lender arising out of the exercise by Class A Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence, fraud, bad faith or willful misconduct of Class A Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Borrower shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Class A Lender to collect such deficiency.

(ix)    Class A Lender shall have the right to obtain physical possession of all files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to possession of Borrower, the Custodian, or any other third party acting for Borrower and Borrower shall deliver to Class A Lender such assignments as Class A Lender shall reasonably request.

(x)    Class A Lender shall without regard to the adequacy of the security for the Loan, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Underlying Loan or any portion thereof, collect the payments due with respect to the Underlying Loan or any portion thereof, and do anything that Class A Lender is authorized hereunder to do with respect to the Underlying Loan. Borrower shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Class A Lender actually incurred in connection with the appointment and activities of such receiver.

(c)    Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Borrower hereby grants to Class A Lender a right of set-off, without notice to Borrower, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Borrower to Class A Lender against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Class A Lender to Borrower and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Borrower and the proceeds therefrom, now or hereafter held or received for the account of Borrower (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Class A Lender or any entity under the control of Class A Lender and its respective successors and assigns (including, without limitation, branches and agencies of Class A Lender, wherever located).

Class A Lender is hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Borrower, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Class A Lender by Borrower under the Loan Documents, irrespective of whether Class A Lender shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Class A Lender may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 13(c) shall be effective to create a charge or other security interest. This Article 13(c) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

ANY AND ALL RIGHTS TO REQUIRE CLASS A LENDER TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR UNDERLYING LOAN ITEMS THAT SECURE THE AMOUNTS OWING TO CLASS A LENDER BY BORROWER UNDER THE LOAN DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

(d)    Limitation on Duties Regarding Preservation of Collateral. Class A Lender’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Class A Lender deals with similar property for its own account. Neither Class A Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

(e)    Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest, Class A Lender hereby agreeing that it will not exercise any rights under the power of attorney from Borrower unless an Event of Default has occurred and is then continuing.

ARTICLE 14

SINGLE AGREEMENT

Lender and Borrower acknowledge that, and have entered hereinto and will enter into the Loan in consideration of and in reliance upon the fact that, the Loan (as well as the grant of the security interest in Article (i) hereof) constitutes a single business and contractual relationship and has been made in consideration of each other. Accordingly, each of Lender and Borrower agrees (i) to perform all of its obligations in respect of the Loan and (ii) the obligations to make any payments, deliveries and other transfers made by either of them in respect of the Loan may be applied against each other and netted.

ARTICLE 15

INTENTIONALLY OMITTED

ARTICLE 16

NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, or (e) by electronic mail provided that such electronic mail notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address and person specified in Exhibit I hereto or to such other address and person as shall be designated from time to time by any party hereto in a written notice to the other parties hereto in the manner provided for in this Article 16. A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day, (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 16 or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article 16. A party receiving a notice that does not comply with the technical requirements for notice under this Article 16 may elect to waive any deficiencies and treat the notice as having been properly given.

ARTICLE 17

ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for loan transaction. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 18

NON-ASSIGNABILITY

(a)    No Borrower Party may assign any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of Class A Lender (which may be granted or withheld in Class A Lender’s sole and absolute discretion) and any attempt by any Borrower Party to assign any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of Class A Lender shall be null and void.

(b)    Class A Lender may, without consent of Borrower (but with no less than ten (10) Business Days prior notice to Borrower), at any time and from time to time, assign or participate some or all of its rights and obligations under the Loan Documents and/or under the Loan to any Person and, in connection therewith, may bifurcate or allocate (i.e. senior/subordinate) amounts due to Class A Lender. Borrower agrees to reasonably cooperate with Class A Lender in connection with any such assignment, transfer or sale of participation interest and, at Class A Lender’s sole cost and expense, to enter into such restatements of, and amendments, supplements and other modifications to, the Loan Documents to which it is a party in order to give effect to such assignment, transfer or sale of participation interest and deliver such additional legal opinions as may be reasonably requested by Class A Lender. In connection with any sale, participation, assignment or transfer by Class A Lender hereunder, provided no Event of Default has occurred and is continuing, such Person shall not be a Prohibited Transferee. Notwithstanding the foregoing, (i) the outstanding principal balance of the Loan and all components thereof immediately after the effective date of any such assignment, participation, bifurcation or reallocation shall equal the outstanding principal balance of the Loan immediately prior to such assignment, participation, bifurcation or reallocation, (ii) the weighted average of the interest rates for the Loan and all components thereof from and after the effective date of such assignment, participation, bifurcation or reallocation shall equal the interest rate of the original Loan immediately prior to such assignment, participation, bifurcation or reallocation and (iii) no such assignment, participation, bifurcation or reallocation shall otherwise increase the obligations, or decrease the rights, of Borrower or Guarantor under the Loan Documents other than to a de minimis extent. The Subordinated Lender will not have any right to assign, transfer, sell, pledge or hypothecate, directly or indirectly, any right in the Class B Component without the prior written consent of the Class A Lender.

(c)    Subject to the foregoing, the Loan Documents and the Loan shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Loan Documents, express or implied, shall give to any Person, other than the parties to the Loan Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Loan Documents. Without limiting paragraph (f), the Borrower agrees that each participant shall be entitled to the benefits of Sections 3(h)(2)(A) and 5(i) (subject to the requirements and limitations therein, including the requirements under Section 5(i)(v) to the same extent as if it were a Lender and had acquired its interest by assignment hereunder.

(d)    CITIBANK, N.A., acting solely for this purpose as an agent of the Borrower, shall maintain, at one of its offices in the United States, a record of ownership (the “Register”) identifying the name and address of each assignee and Lender hereunder and the amount of each such assignee’s and Lender’s interest in the Loan (including principal amounts and stated interest). Transfers made pursuant to Article 18(b) shall be recorded upon such Register immediately after such transfer. Such Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The parties intend that any interest in or with respect to the Loan under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Internal Revenue Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) (and any successor provisions) or Proposed Treasury Regulations Section 1.163-5 (and any final Treasury Regulations issued in lieu thereof), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(e)    If Class A Lender sells a participation with respect to its rights under this Agreement or under any other Loan Document with respect to the Loan, Class A Lender shall, acting for this purposes as an agent of the Borrower, maintain a record of ownership (the “Participant Register”) identifying the name and address of each participant and the amount of each such participant’s interest in the Loan (including principal amount and stated interest), provided that the Class A Lender and any such other participant shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information related to a participant’s interest in any Loan Document) to any Person except to the extent necessary to establish that such interests are in registered form under Treasury Regulations Section 5f.103-1(c) (and any successor provisions) or Proposed Treasury Regulations Section 1.163-5 (and any final Treasury Regulations issued in lieu thereof). The entries in the Participant Register shall be conclusive absent manifest error and Class A Lender shall treat each Person whose name is recorded in the Participant Register as the owners of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)    Class A Lender shall cause each assignee, participant or other transferee of Class A Lender to provide to Borrower (i) a properly completed and duly executed IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY, as applicable, and, as appropriate, other applicable forms as described by the IRS or other certifications reasonably requested by Borrower for purposes of compliance with the Internal Revenue Code and underlying Treasury Regulations and other IRS guidance, and (ii) any other information required to be provided by a Class A Lender under Article 5. Class A Lender and each assignee, participant or transferee hereby agrees to notify Borrower of any change in circumstance that causes a certificate, form or document provided by it to Borrower to no longer be true and to provide updated certificates, forms or documents upon the obsolescence of any previously delivered form or promptly notify the Borrower in writing of its legal inability to do so.

ARTICLE 19

GOVERNING LAW

THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 20

NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document and no consent by any party to a departure herefrom shall in any event be effective unless the same shall be in writing signed by Class A Lender and Borrower (except for waivers and consents by Class A Lender, which will not require Borrower’s execution), and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Class A Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

ARTICLE 21

INTENT

(a)    The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement and the Loan is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Loan would render such definition inapplicable).

(b)    The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under the Loan shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(c)    Borrower and Lender hereby acknowledge and agree that the Loan is not subject to the Rule, and Borrower and Lender do not intend that the Loan be subject to the Rule. Notwithstanding the foregoing, in the event that any Governmental Authority determines that the Rule does apply to the Loan, then the Borrower and Lender acknowledge and agree that the Subordinated Lender is the “sponsor” of the Loan pursuant to the Rule.

ARTICLE 22

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)    if one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to the Loan

(b)    if one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to the Loan; and

(c)    if one of the parties is a financial institution, funds held by the financial institution pursuant to the Loan are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

ARTICLE 23

CONSENT TO JURISDICTION; WAIVERS

(a)    Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or the Loan and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)    To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or the Loan.

(c)    The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article 23 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(d)    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(e)    EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM THE OTHER PARTY OR ANY INDEMNIFIED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.

ARTICLE 24

NO RELIANCE

Borrower hereby acknowledges, represents and warrants to Lender that, in connection with the negotiation of, the entering into, and the performance under, the Loan Documents and the Loan:

(a)    it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of Lender, other than the representations expressly set forth in the Loan Documents;

(b)    it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of the Loan) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Class A Lender;

(c)    it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Loan Documents and the Loan and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)    it is entering into the Loan Documents and the Loan for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation;

(e)    no joint venture exists between Lender and any Borrower Party; and

(f)    Lender is not acting as a fiduciary or financial, investment or commodity trading advisor for any Borrower Party and Lender has not given to any Borrower Party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Loan Documents or the Loan.

ARTICLE 25

INDEMNITY AND EXPENSES

(a)    Borrower hereby agrees to indemnify Lender, Lender’s Affiliates and each of their officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages (excluding any special, exemplary, punitive, indirect, incidental or consequential damages, unless Indemnified Parties shall be required to pay any amount to any third party on account of such damages, in which case such amount shall be deemed to constitute actual damages incurred by Indemnified Parties, as applicable, and the same shall be indemnified by Borrower hereunder), penalties, actions, judgments, suits, fees, reasonable, out-of-pocket costs and expenses or disbursements (including reasonable and documented attorneys’ fees and disbursements of outside counsel) (all of the foregoing included amounts, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Loan shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Loan Documents, any Event of Default or the Loan or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Borrower shall not be liable for Indemnified Amounts resulting from the gross negligence, fraud, bad faith or willful misconduct of any Indemnified Party and, provided further, that this Article 25 shall have no application with respect to Taxes other than in connection with any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In any suit, proceeding or action brought by Class A Lender in connection with the Underlying Loan for any sum owing thereunder, or to enforce any provisions of the Underlying Loan, Borrower shall save, indemnify and hold Lender harmless from and against all Indemnified Amounts suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Borrower Party or any Affiliate thereof of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Borrower; provided that Borrower shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Borrower also agrees to reimburse Class A Lender as and when billed by Class A Lender for all Class A Lender’s reasonable out-of-pocket costs and expenses actually incurred in connection with the enforcement or the preservation of Lender’s rights under any Loan Document or the Loan, including without limitation the reasonable and documented fees and disbursements of its counsel. Lender and Borrower hereby acknowledges that the obligations of Borrower hereunder are recourse obligations of Borrower only.

(b)    Borrower agrees to pay or reimburse within twelve (12) Business Days of written demand all of Class A Lender’s reasonable out-of-pocket costs and expenses actually incurred, including, without limitation, the fees and expenses of accountants, attorneys and advisors, incurred in connection with (i) intentionally omitted, (ii) intentionally omitted, (iii) any enforcement of any of the provisions of the Loan Documents, any preservation of the Lender’s rights under the Loan Documents or any performance by Class A Lender of any obligations of Borrower in respect of the Underlying Loan, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance, filing and recording costs) and defending or asserting rights and claims of Class A Lender in respect thereof, by litigation or otherwise, (iv) the maintenance of the Collection Account and registering the Collateral in the name of Lender or its nominee, (v) any default by Borrower in repaying the Loan after Borrower has given a revocable notice in accordance with Article 3(c) of a Prepayment Date, (vi) any payment of the Obligations on any day other than a Monthly Payment Date, provided that Borrower shall not be liable for any Breakage Costs if any payment is made by Underlying Mortgagor and Borrower is otherwise required pursuant to the terms hereof to make such prepayment or conversion to the Alternate Rate or Prime Rate in accordance with Article 3(f) or Article 3(h) on any day other than a Determination Date (including in each case, without limitation, as a consequence of terminating any hedging transactions entered into by Class A Lender in relation to the Underlying Loan) (“Breakage Costs”), (vii) intentionally omitted, and/or (viii) any actions taken to perfect or continue any lien created under any Loan Document. All such expenses shall be recourse obligations of Borrower to Class A Lender under this Agreement. A certificate as to such costs and expenses delivered by Class A Lender to Borrower, setting forth the calculations thereof with reasonably detailed and accurate backup information, shall be conclusive and binding upon Borrower absent manifest error.

(c)    This Article 25 shall survive termination of this Agreement and the repayment of the Loan.

ARTICLE 26

DUE DILIGENCE

(a)    Subject to the terms of the Underlying Whole Loan Documents, Borrower acknowledges that Lender has the right to perform continuing due diligence reviews with respect to the Underlying Loan and the Borrower Parties for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Borrower agrees that upon reasonable prior notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Borrower shall provide (or shall cause any other Borrower Party to provide) reasonable access to Class A Lender and any of its agents, representatives or permitted assigns to the offices of Borrower, such other Borrower Party during normal business hours and permit them to examine, inspect, and make copies and extracts of the Underlying Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to the Underlying Loan in the possession or under the control of such party.

(b)    Borrower agrees that it shall, promptly upon reasonable request of Class A Lender, deliver (or shall cause to be delivered) to Lender and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Class A Lender in accordance with Article 26(a).

(c)    Borrower agrees to make available to Lender and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 26(a) or (ii) upon prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Borrower, such other Borrower Party for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Loan Documents or the Loan that Lender wishes to discuss with such Person.

(d)    Without limiting the generality of the foregoing, Borrower acknowledges that Lender may enter into the Loan with Borrower based solely upon the information provided by Borrower to Lender and the representations, warranties and covenants contained herein, and that, Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on the Underlying Loan. At Class A Lender’s sole cost and expense, Lender may underwrite the Underlying Loan itself or engage a third-party underwriter to perform such underwriting; provided, however, that if such underwriting reveals a “Default” and/or “Event of Default” as defined in the Underlying Whole Loan Documents, such “Default” or “Event of Default” will not result in a Default and/or Event of Default hereunder unless the matter revealed is independently a Default and/or Event of Default under the Loan Documents. Borrower agrees to cooperate with Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to the Underlying Loan in the possession, or under the control, of any Borrower Party or any Affiliate thereof. Borrower agrees to reasonably cooperate with Class A Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing Class A Lender and any third party underwriter with access (subject to the rights of the other parties to the Underlying Whole Loan Documents) to any and all documents, records, agreements, instruments or information relating to the Underlying Loan in the possession, or under the reasonable control, of any Borrower Party or any Affiliate thereof.

(e)    Subject to the terms of the Underlying Loan Documents, Borrower hereby acknowledges and agrees that Class A Lender shall have the right, subject to the terms and conditions of the Underlying Loan Documents, to commission and order an Appraisal of the Underlying Mortgaged Property at any time and from time to time, at Class A Lender’s sole cost and expense. Subject to the terms of the Underlying Loan Documents, Borrower shall reasonably cooperate with Lender in connection with the commission or order of any Appraisal by Class A Lender, and Borrower shall use commercially reasonable efforts to cause the Underlying Mortgagor to cooperate with Class A Lender in obtaining any such Appraisal, including, without limitation, by providing Lender with access to the Underlying Mortgaged Property, subject to the terms of the Underlying Whole Loan Documents.

(f)    Borrower agrees to reimburse Class A Lender on demand for any and all reasonable out-of-pocket costs and expenses actually incurred (including, without limitation, the fees and expenses of counsel) incurred by Class A Lender in connection with its due diligence activities pursuant to this Article 26, and in the case of any Appraisals hereunder, which shall be obtained at Class A Lender’s sole cost and expense, only in the event that (i) Lender is not able to demand payment for such Appraisal from Underlying Mortgagor pursuant to the terms of the Underlying Loan Documents and (i) the most recent Appraisal is dated more than twelve (12) months from the date Class A Lender commissions or orders a new Appraisal hereunder.

ARTICLE 27

SIGNIFICANT MODIFICATIONS; SERVICING

(a)    During any period of time commencing after Class A Lender notifies Borrower that Class A Lender or an Affiliate of Class A Lender is no longer a lender under the Underlying Loan Agreement, Borrower shall not take any Significant Modification of the Underlying Loan without first having given prior notice thereof to Lender in each such instance and receiving the prior written consent of Class A Lender, which consent shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.

(b)    Intentionally omitted.

(c)    Borrower agrees that all of Borrower’s right, title and interest in and to any servicing records relating to the Underlying Loan, including but not limited to any files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Underlying Loan (the “Servicing Records”) shall constitute Collateral so long as the Underlying Loan is subject to this Agreement. Borrower covenants to (or to cause administrative agent (or any appointed third-party servicer) under the Underlying Loan Agreement to) safeguard such Servicing Records in Borrower’s possession and to deliver them promptly to Lender or its designee (including the Custodian) at Lender’s request.

(d)    The payment of any servicing fees with respect to the Underlying Loan shall be solely the responsibility of Borrower and shall be subordinate to payment of amounts outstanding and due to Lender under the Loan Documents.

(e)    At the option of Class A Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Class A Lender, and Class Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/special servicer/trustee pursuant to a servicing agreement between Lender and such servicer/special servicer/trustee.

ARTICLE 28

MISCELLANEOUS

(a)    All rights, remedies and powers of Lender hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Lender whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Lender shall have all rights and remedies of a secured party under the UCC.

(b)    This Agreement and each of the other Loan Documents may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this Agreement shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(c)    The headings in the Loan Documents are for convenience of reference only and shall not affect the interpretation or construction of the Loan Documents.

(d)    Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)    This Agreement together with the other Loan Documents contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)    The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(g)    Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(h)    Unless otherwise specifically enumerated, wherever pursuant to this Agreement Class A Lender exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Class A Lender in its sole and absolute discretion, Class A Lender shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Class A Lender shall be final and conclusive.

(i)    Lender hereby acknowledges and agrees that except to the extent of the “Guaranteed Obligations” (as defined in the Guaranty) of the Guarantor pursuant to the Guaranty, and subject to the terms, conditions and limitations set forth therein, (a) all obligations of Borrower under the Agreement and the other Loan Documents are recourse obligations solely of Borrower, and (b) none of the obligations of Borrower under this Agreement and the other Loan Documents are recourse to the Guarantor or any of their Affiliates, subsidiaries, members, partners, officers, directors or personnel.

(j)    All information regarding the terms set forth in any of the Loan Documents or the Loan (the “Confidential Information”) shall be kept confidential and shall not be disclosed by either Borrower or Lender to any Person except (a) to the Affiliates of such party or its or their respective directors, officers, employees, agents, accountants, attorneys, advisors, other representatives and actual and prospective direct or indirect investors (collectively, “Representatives”) who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or Governmental Authority or required by Requirements of Law (including any disclosures required pursuant to any subpoena, legal process or other court or regulatory authority order), (c) to the extent required to be included in the financial statements of either Borrower or Lender or their respective Affiliates, (d) to the extent required to exercise any rights or remedies under the Loan Documents or Underlying Whole Loan Documents, (e) to the extent required to consummate and administer the Loan, and (f) to any actual or prospective holder of a participation interest or other Person which agrees to comply with this Article 28(j). In furtherance of the foregoing, Lender agrees to keep confidential all non-public information delivered by or on behalf of Borrower or either Guarantor or any of their Affiliates and shall not disclose such information other than as permitted or required pursuant to the foregoing clauses (a) through (f), inclusive, except that, after the occurrence of an and during the continuance Event of Default, all such information relating solely to the Underlying Loan and the Collateral, but not, for the avoidance of doubt, any such information relating to the Guarantor or any of its Affiliates, shall be automatically excluded from the provisions of this Article 28(j). Notwithstanding anything in this Article 28(j) to the contrary, Confidential Information shall not include any information that (i) is or becomes generally available to the public through no fault of Lender or any of its Representatives in violation of this Article 28(j); (ii) is or becomes available to Lender or any of its Representatives on a non-confidential basis from a source other than Borrower not known to Lender or its Representatives to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation of confidentiality after due inquiry; (iii) is independently developed by Class A Lender or any of its Representatives without use of or reliance on, either directly or indirectly, any Confidential Information; (iv) was known to or in the possession of Lender or any of its Representatives on a non-confidential basis, without appropriate documentary evidence thereof, prior to disclosure by Borrower.

ARTICLE 29

NO DUTY OF LENDER

The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for its own or their own gross negligence, fraud, bad faith or willful misconduct.

ARTICLE 30

REPRESENTATIONS AND WARRANTIES OF SUBORDINATED LENDER

Subordinated Lender hereby makes the following representations and warranties for the benefit of Borrower and Class A Lender, that, as of the date hereof:

(a)    the Subordinated Lender is not a Benefit Plan Investor;

(b)    the Borrower is a direct or indirect wholly-owned subsidiary of, or is under common control with, the Subordinated Lender;

(c)    Subordinated Lender (i) is duly organized, validly existing and in good standing under the laws and regulations of the State of Delaware and (ii) has the limited liability company power to execute, deliver, and perform its obligations under the Loan Documents;

(d)    Subordinated Lender (i) is duly authorized to execute and deliver the Loan Documents to which it is a party, to enter into the Loan as contemplated hereunder and to perform its obligations under the Loan Documents, and has taken all necessary action to authorize such execution, delivery and performance, (ii) will engage in the Loan as principal for its own account and not on behalf of any other person, and (iii) each person signing any Loan Document on its behalf is duly authorized to do so on its behalf; and

(e)    The Loan Documents to which it is a party have been or will be duly executed and delivered by Subordinated Lender, for good and valuable consideration. Once executed by each applicable counterparty, the Loan Documents constitute the legal, valid and binding obligations of Subordinated Lender, enforceable against Subordinated Lender in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to general principles of equity.

ARTICLE 31

COVENANTS OF SUBORDINATED LENDER

(a)    The Subordinated Lender hereby covenants for the benefit of Borrower and Class A Lender, that until the satisfaction or discharge of all Obligations under any Loan Document:

(i)    the Subordinated Lender shall at all times own 100% of the Class B Loan, and will not transfer, pledge or hypothecate any portion of the Class B Loan to any other person or entities without the prior written consent of Class A Lender;

Any purported transfer or exchange in violation of the foregoing requirements shall be null and void ab initio.

ARTICLE 32

SUBORDINATION AND STANDSTILL

(a)    Subordination. Subordinated Lender hereby agrees that the Class B Loan is and shall be subordinate, in all respects, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full of the Class A Loan. Except as expressly set forth in clause (d) below, no payment shall be made by or on behalf of any Borrower Party for or on account of the Class B Loan, and Subordinated Lender shall not take or receive from any Borrower Party or any of its direct or indirect subsidiaries, directly or indirectly, in cash or other property or by setoff or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Class B Loan, unless and until the Class A Loan shall have been indefeasibly paid in full. The foregoing shall apply, notwithstanding the availability of any collateral to the Class A Lender or the actual date and time of execution, delivery, recordation, filing or perfection of the Class A Loan, or the actual date and time of execution, delivery, recordation, filing or perfection of a lien or priority of payment thereof, and notwithstanding the fact that the Class A Loan or any other claim for the Class A Loan is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code or other applicable federal or state law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy, or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal or state law, the Class A Loan shall be deemed to include all interest accrued thereon, in accordance with and at the interest rates specified herein, both for periods before and for periods after the commencement of any such proceedings, even if the claim for such interest is not allowed pursuant to applicable law.

(b)    Standstill; Limitation on Subordinated Lender Rights. Notwithstanding Subordinated Lender’s rights under applicable law or any agreement (oral or written) between Subordinated Lender and any Borrower Party to the contrary, Subordinated Lender hereby acknowledges and agrees that it shall not (i) accelerate the Class B Loan or any portion thereof, or (ii) commence the exercise of any remedies against any Borrower Party, except by and through Class A Lender pursuant to the express terms of this Agreement. Subordinated Lender waives any right it may have to require that Class A Lender marshal any assets of any Borrower Party or any of its direct or indirect subsidiaries (including any Underlying Whole Loan and Underlying Loan) in favor of Subordinated Lender and Subordinated Lender agrees that it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any of the Underlying Whole Loan or Underlying Loan or the proceeds therefrom that is or may be prior to the Class A Loan.

(c)    Certain Agreements with respect to Insolvency Proceedings. The Subordinated Lender shall not commence or join in any Insolvency Proceeding by or against any Borrower Party or any of its direct or indirect subsidiaries under the Bankruptcy Code or any similar provision thereof or any similar federal or state statute. If any Borrower Party or any of its direct or indirect subsidiaries is subject to an Insolvency Proceeding, at any time prior to the indefeasible payment in full of the Class A Loan, neither Subordinated Lender nor any of its representatives shall (a) file, propose, support or vote in favor of any plan of reorganization, rehabilitation or liquidation, or a disclosure statement (or any similar documents), or join with or support any third party in doing so (and shall vote and shall be deemed to have voted to reject any such plan or similar document); or (b) make any election, give any consent, commence any action or file any motion, claim, obligation, notice, or application, take any position at any hearing or proceeding of any nature, or take any other action in any proceeding by or against any Borrower Party or any of its direct or indirect subsidiaries, in each case that is inconsistent with the terms of this Agreement.

(d)    Payments on Junior Obligations. Notwithstanding any provision contained herein to the contrary, until the date (the “Cut-Off Date”) that is ninety (90) days prior to the date that Class A Lender shall have provided written notice to Subordinated Lender, or Subordinated Lender has actual knowledge, that an Event of Default has occurred and is continuing, Subordinated Lender may receive and retain payments of the Class B Loan, and Subordinated Lender shall hold any payments of the Class B Loan received by Subordinated Lender after the Cut-Off Date in trust, as trustee, for the benefit of Class A Lender and shall promptly deliver the same to or at the direction of Class A Lender, for the benefit of Class A Lender in precisely the form received. Neither the provisions of this clause (d) nor anything to the contrary contained herein shall modify or affect any rights or remedies of Class A Lender at law or in equity including, without limitation, any right to cause such payments to Subordinated Lender to be avoided, declared to be fraudulent or set aside under the Bankruptcy Code or any other law relating to insolvency or restructuring.

(e)    Distributions Held in Trust. If Subordinated Lender shall receive any cash distributions in respect of, or other proceeds of, the Underlying Whole Loan and/or the Underlying Loan (including, without limitation, (a) any distribution arising directly or indirectly from any lien or other right or interest of Class A Lender being avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers, and (b) any distribution arising directly or indirectly by reason of or in connection with an Insolvency Proceeding), in excess of what Subordinated Lender is entitled to pursuant to clause (d) above (or would have been entitled to if such Insolvency Proceeding had not occurred or if any such lien or other right or interest had not been avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers), Subordinated Lender shall hold the same in trust, as trustee, for the benefit of Class A Lender and shall promptly deliver the same to or at the direction of Class A Lender, for the benefit of Class A Lender in precisely the form received (except for the endorsement or assignment thereof by such Subordinated Lender without recourse or warranty), it being understood that it is the intention of the parties that, except as expressly permitted by clause (d) above, until the Class A Loan (without regard to any modifications thereof arising by reason of or in connection with an Insolvency Proceeding) is indefeasibly repaid in full, Class A Lender shall receive all proceeds relating to any realization upon, distribution in respect of or interest in any of the Underlying Whole Loan and Underlying Loan as and to the extent set forth in the Loan Documents. In the event Subordinated Lender fails to make any such endorsement or assignment, Class A Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

(f)    Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the Class A Loan previously made shall be rescinded or avoided for any reason whatsoever, then the Class A Loan shall be reinstated to the extent of the amount so rescinded or avoided and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the lien priorities and the relative rights and obligations of the Class A Lender and the Subordinated Lender provided for herein.

ARTICLE 33

MANDATORY PREPAYMENT EVENT CURE

(a)    Borrower shall deliver to Class A Lender forms (mutually agreed to by Borrower and Class A Lender) of the REO Pledge Documents (defined below) set forth in clauses (iii), (iv), (vi) and (viii) thereof within thirty (30) days after the earlier of (i) the first occurrence of a “Cash Sweep Period” (as defined in the Underlying Whole Loan Documents) and (ii) the dated which is ninety (90) days prior to the “Maturity Date” (as defined in the Underlying Whole Loan Documents). For the avoidance of doubt, Borrower and Class A Lender may agree to such forms at any time prior to such date, and email approval of such forms will be deemed to satisfy the conditions of this subsection (a).

(b)    If a foreclosure (or deed, assignment or any other transfer in lieu of foreclosure) of any Underlying Mortgaged Property (or portion thereof) (a “Foreclosure Event”) is completed prior to the Maturity Date, then simultaneously with the completion of such Foreclosure Event (or, if it is not reasonably practicable for Borrower to satisfy this Article 33 simultaneously with the occurrence of such Foreclosure Event, not more than ten (10) Business Days after the occurrence of such Foreclosure Event), Borrower shall, at its election, either: (a) prepay the Loan in an amount equal to the product of (i) the Allocated Loan Amount (as defined in the Underlying Loan Agreement) of the Underlying Mortgaged Property subject to such Foreclosure Event (a “REO Property”), times (ii) Borrower’s Pro Rata Share (as defined in the Underlying Loan Agreement) of the applicable REO Property, times (iii) 76% (provided, for the avoidance of doubt, that if each Underlying Mortgaged Property is a REO Property, then the outstanding principal balance of the Loan shall be required to be paid in full); or (b) satisfy each of the following conditions at Borrower’s sole cost and expense: (i) one hundred percent (100%) of the ownership interests to which Borrower is entitled in the entity which owns each REO Property (the “REO Owner”) will be owned directly by Borrower, (ii) Borrower will deliver to Class A Lender all organizational documents of the REO Owner reasonably requested by Class A Lender and all information required by Class A Lender to satisfy its then applicable “know your client” requirements, all in form satisfactory to Lender, (iii) Borrower will execute and deliver to Class A Lender a pledge and security agreement in the form previously agreed to by Borrower and Class A Lender sufficient to create a first priority security interest in one hundred percent of Borrower’s ownership interests in the REO Owner, (iv) Borrower will deliver to Class A Lender an original certificate of 100% of Borrower’s ownership interests in REO Owner, together with an interest transfer power thereof executed in blank, in the form previously agreed to by Borrower and Class A Lender, (v) Borrower will execute and deliver to Class A Lender any amendments to the Loan Documents reasonably requested by Class A Lender in connection with such pledge of the REO Owner, provided same does not amend any economic or legal terms hereof but merely memorializes the changing of collateral securing Borrower’s obligations hereunder, (vi) Borrower will deliver to Class A Lender opinions of counsel reasonably acceptable to lender with respect to, without limitation, the existence, power and authority of the Borrower with respect to the transactions contemplated by this Article 33, enforceability of all documents executed by Borrower pursuant to this Article 33 and Class A Lender’s first priority security interest in the pledge of equity interests of Borrower in REO Owner, (vii) Borrower shall deliver to Class A Lender certified copies of all organizational documents and resolutions of Borrower and REO Owner, in form and substance acceptable to Class A Lender, (viii) Borrower shall deliver to Class A Lender such UCC financing statements, or updates to UCC financing statements, required by Class A Lender in order to perfect Class A Lender’s security interest in the REO Owner, and (ix) Borrower shall deliver to Class A Lender such other documents, opinions, information or certificates as may be reasonably required by Class A Lender and reasonably related to the creation of such security interest in the REO Owner (“REO Pledge Documents”). Borrower shall promptly pay to Class A Lender, at such party’s request, all reasonably incurred, third party costs and expenses in connection with the foregoing, including, without limitation, the reasonable attorneys’ fees and expenses.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.

BORROWER:

AB CRE PDF ATHENA LLC, a Delaware limited liability company

By:	/s/ Marguerite Brogan
Name:	Marguerite Brogan
Title:	Authorized Person

[Signature Page to Loan and Security Agreement]

CLASS A LENDER:

CITIBANK, N.A.

By:	/s/ Alicia Mioli
Name:	Alicia Mioli
Title:	Authorized Signatory

[Signature Page to Loan and Security Agreement]

SUBORDINATED LENDER:

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC, a Delaware limited liability company

By:	/s/ Marguerite Brogan
Name:	Marguerite Brogan
Title:	Vice President